IN THE UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

In re: FBI WIND DOWN, INC. (f/k/a Furniture Brands International, Inc.), et al., Debtors. [1]	x : : : : : : : : x	Chapter 11 Case No. 13-12329 (CSS) Jointly Administered

JOINT PLAN OF LIQUIDATION OF FBI WIND DOWN, INC. AND ITS SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

PAUL HASTINGS LLP Luc A. Despins Leslie A. Plaskon James T. Grogan 75 East 55th Street, First Floor New York, New York 10022 Telephone: (212) 318-6000 Facsimile: (212) 319-4090
YOUNG CONAWAY STARGATT & TAYLOR, LLP
M. Blake Cleary (No. 3614)
Jaime Luton Chapman (No. 4936)
Andrew L. Magaziner (No. 5426)
Rodney Square
1000 North King Street
Wilmington, Delaware 19899-0391
Telephone: (302) 571-6600

Counsel to the Debtors and Debtors in Possession

Dated: April 21, 2014
_________________________

1.
The debtors in these chapter 11 cases, along with the last four digits of each debtor’s tax identification number, as applicable, are: FBI Wind Down, Inc. (7683); AT Wind Down, Inc. (7587); BFI Wind Down, Inc. (3217); BHF Wind Down, Inc. (8844); BR Wind Down, Inc. (8843); BT Wind Down, Inc. (1721); FBH Wind Down, Inc (2837); FBO Wind Down, Inc. (4908); FBRC Wind Down, Inc. (1288); HFI Wind Down, Inc. (7484); HR Wind Down, Inc. (6125); HT Wind Down, Inc. (4378); LFI Wind Down, Inc. (5064); LHFR Wind Down, Inc. (9085); LV Wind Down, Inc. (8434); MSFI Wind Down, Inc. (7486); TFI Wind Down, Inc. (6574); THF Wind Down, Inc. (3139); and TR Wind Down, Inc. (6174). The Debtors’ corporate headquarters is located at 1 N. Brentwood Blvd., St. Louis, Missouri 63105.

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JOINT PLAN OF LIQUIDATION OF FBI WIND DOWN, INC. AND ITS
SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
FBI Wind Down, Inc. (f/k/a Furniture Brands International, Inc.) (“FBI”) and its above-captioned affiliated debtors and debtors in possession (collectively, the “Debtors”) hereby propose the following joint plan of liquidation under chapter 11 of the Bankruptcy Code:
ARTICLE I.
DEFINED TERMS
1.1    “Adequate Protection Claims” means rights to adequate protection arising under sections 361, 363, and 364 of the Bankruptcy Code to the extent granted under the DIP Orders.
1.2    “Administrative Expense Claim” means any Claim for payment of costs or expenses of administration specified in sections 503(b) and 507(a)(2) of the Bankruptcy Code, including (a) Professional Fee Claims and (b) any post-petition taxes entitled to administrative expense priority under the Bankruptcy Code; provided, however, that any fees or charges assessed against the Debtors’ Estates under section 1930 of chapter 123 of title 28 of the United States Code are excluded from the definition of Administrative Expense Claim and shall be paid in accordance with Section 15.8 of the Plan.

1.3	“Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.
1.4    “Allowed” means, with reference to any Claim against the Debtors (including any Administrative Expense Claim), (a) any Claim that has been listed by the Debtors in the Schedules (as such Schedules may be amended by the Debtors or the Liquidating Trustee from time to time in accordance with Bankruptcy Rule 1009) as liquidated in amount and not Disputed or Contingent, and for which no proof of Claim has been filed, (b) any timely filed proof of Claim or request for payment of Administrative Expense Claim, as to which no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, and which applicable period of limitations has expired, (c) any Claim expressly allowed by a Final Order or under the Plan, or (d) any Claim that is compromised, settled or otherwise resolved pursuant to the authority granted to the Liquidating Trustee under Section 9.1 of the Plan and the Liquidating Trust Agreement; provided, however, that Claims temporarily allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered Allowed Claims; provided, further, that any Claim subject to disallowance in accordance with section 502(d) of the Bankruptcy Code shall not be considered an Allowed Claim.
1.5    “Allowed PBGC Claims” means the following Allowed Claims: (a) an Allowed Administrative Expense Claim in the amount of $1,076,395 (corresponding to proof of claim no. 3166); and (b) the Allowed PBGC GUC Claims, each as set forth in the PBGC Settlement.
1.6    “Allowed PBGC GUC Claims” means Allowed General Unsecured Claims each in the amount of $296,752,267 (corresponding to proofs of claim no. 3166, 3167, and 3168) against AT,

the Broyhill Debtors, the FBI Debtors, the HDM Debtors, the Lane Debtors, and the Thomasville Debtors, in accordance with the PBGC Settlement.
1.7    “A/P/S Claim” means any Claim that is an Administrative Expense Claim, Priority Non-Tax Claim, Priority Tax Claim, or Secured Claim.
1.8    “Assets” means the assets of each of the Debtors, of any nature whatsoever, including all property of the Estates under and pursuant to section 541 of the Bankruptcy Code, Cash, Causes of Action, rights, interests and property, real and personal, tangible and intangible, including all files, books and records of the Estates.
1.9    “AT” means AT Wind Down, Inc.
1.10    “AT Net Distributable Assets” means (a) the gross amount available from the liquidation of AT’s Excluded Assets (including any Litigation Proceeds allocated to AT pursuant to the Distribution Model Methodology) minus (b) (i) the amount of all Allowed and Disputed A/P/S Claims allowed against or allocated to AT pursuant to the Distribution Model Methodology, (ii) the amount of all costs of administering the AT Estate, as allocated pursuant to the Distribution Model Methodology, (iii) the Liquidating Trust Expenses allocated to AT pursuant to the Distribution Model Methodology, and (iv) Distributions to holders of Allowed Convenience Claims against AT, and (c) increased or decreased to take into account distributions on account of Intercompany Claims by or against AT pursuant to the Distribution Model Methodology.
1.11    “Avoidance Actions” means any and all avoidance, recovery, subordination, or other actions or remedies that may be brought on behalf of the Debtors or their estates under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 502(d), 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552, and/or 553 of the Bankruptcy Code.
1.12    “Ballot” means the form distributed to each holder of an Impaired Claim or Equity Interest that is entitled to vote to accept or reject the Plan on which is to be indicated an acceptance or rejection of the Plan.
1.13    “Bankruptcy Code” means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.
1.14    “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or any other court of the United States having jurisdiction over the Chapter 11 Cases.
1.15    “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code and the Local Bankruptcy Rules, as amended from time to time.
1.16    “Bar Date” means (i) November 29, 2013, at 5:00 p.m. and (ii) such other date(s) fixed by order(s) of the Bankruptcy Court, by which all Persons, including governmental units,

asserting a Claim against any Debtor must have filed a Proof of Claim against such Debtor or be forever barred from asserting such Claim.
1.17    “Broyhill Debtors” means, collectively, BFI Wind Down, Inc., BHF Wind Down, Inc., BR Wind Down Inc., and BT Wind Down, Inc.
1.18    “Broyhill Debtors Net Distributable Assets” means (a) the gross amount available from the liquidation of the Broyhill Debtors’ Excluded Assets (including any Litigation Proceeds allocated to the Broyhill Debtors pursuant to the Distribution Model Methodology) plus (b) the amount of the Net HHG Sale Proceeds allocated to the Broyhill Debtors pursuant to the Distribution Model Methodology minus (c) (i) the amount of all Allowed and Disputed A/P/S Claims allowed against or allocated to the Broyhill Debtors pursuant to the Distribution Model Methodology, (ii) the amount of all costs of administering the Broyhill Debtors’ Estates, as allocated pursuant to the Distribution Model Methodology, (iii) the Liquidating Trust Expenses allocated to the Broyhill Debtors pursuant to the Distribution Model Methodology, and (iv) Distributions to holders of Allowed Convenience Claims against the Broyhill Debtors, and (d) increased or decreased to take into account distributions on account of Intercompany Claims by or against the Broyhill Debtors pursuant to the Distribution Model Methodology.
1.19    “Business Day” means any day, other than a Saturday, Sunday, or a legal holiday (as that term is defined in Bankruptcy Rule 9006(a)).
1.20    “Cash” or “$” means the legal tender of the United States of America, including any wire transfer or instrument negotiable for legal tender of the United States of America.
1.21    “Cash Equivalent” means:
(a)    foreign currency received or exchanged into U.S. dollars within one hundred eighty (180) days;
(b)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof);
(c)    certificates of deposit and eurodollar time deposits;
(d)    repurchase obligations for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution;
(e)    commercial paper issued by a corporation rated at least “A-2” or higher from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services;
(f)    securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services;

(g)    money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition; or
(h)    Section 345 Securities.
1.22    “Causes of Action” means all claims, causes of action, third-party claims, counterclaims and crossclaims (including any Causes of Action described in the Disclosure Statement) of the Debtors and/or their Estates that may be pending on the Effective Date or instituted after the Effective Date against any Person based in law, equity, or otherwise, including under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise, and whether asserted or unasserted as of the date of entry of the Confirmation Order, including Avoidance Actions.
1.23    “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code and (b) when used with reference to all Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court and jointly administered under Case No. 13-12329 (CSS).
1.24    “Claim” means any right to payment from the Debtors or from property of the Debtors or from their Estates, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown, or asserted; or any right to an equitable remedy for breach of performance by the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.
1.25    “Claim Objection” means any objection, application, motion, complaint or any other legal proceeding seeking, in whole or in part, to disallow, determine, liquidate, classify, reclassify, or establish the priority, expunge, subordinate, or estimate any Claim (including the resolution of any request for payment of any Administrative Expense Claim).
1.26    “Claims Agent” means the Debtors’ claims agent, Epiq Bankruptcy Solutions, LLC, or its successors and assigns.
1.27    “Claims Register” shall mean the official register of Claims maintained by the Claims Agent.
1.28    “Class” means a category of holders of Claims or Equity Interests set forth in Article III of the Plan.
1.29    “Collateral” means any property or interest in property of the Debtors’ Estates subject to a Lien, charge, right of setoff, or other encumbrance to secure the payment or performance of a Claim, which Lien, charge, or other encumbrance is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.
1.30    “Confirmation” means entry of the Confirmation Order on the docket of the Chapter 11 Cases.

1.31    “Confirmation Date” means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket.
1.32    “Confirmation Hearing” means the hearing conducted by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.
1.33    “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan.

1.34	“Consummation” means the occurrence of the Effective Date.
1.35    “Consenting Creditor” has the meaning given such term in Section 7.2(a) hereof.
1.36    “Contingent” means, with reference to a Claim, a Claim the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event, which event has not yet occurred, happened, or been triggered as of the date on which such Claim is sought to be estimated or an Objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and the applicable Debtor now or hereafter exists or previously existed.
1.37    “Convenience Claim” means a Claim, subject to Section 8.1 of this Plan, against the Debtors that would otherwise be a General Unsecured Claim that (a) was scheduled or filed on or prior to the Bar Date in an amount less than or equal to $10,000 or (b) is in an amount that has been reduced to $10,000 pursuant to a Convenience Class Election made by the holder of such Claim; provided, however, that: (i) where any portion(s) of a Claim has been transferred on or after the Petition Date, any transferred portion(s) shall continue to be treated together with such Claim as a single Claim for purposes of determining whether such Claim qualifies as a Convenience Claim; and (ii) any General Unsecured Claim that was originally Allowed in excess of $10,000 may not be subdivided into multiple General Unsecured Claims of $10,000 or less for purposes of receiving treatment as a Convenience Claim.
1.38    “Convenience Class Election” means an irrevocable election made on the Ballot by the holder of a Claim against the Debtors that would otherwise be a General Unsecured Claim in an amount greater than $10,000 to reduce such Claim to $10,000 in order to be treated as a Convenience Claim. Subject to the occurrence of the Effective Date, such election shall be deemed to amend such General Unsecured Claim to reduce the amount of such Claim to $10,000.
1.39    “Creditors’ Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code.
1.40    “De Minimis Distribution” means a distribution to be made in accordance with the terms of this Plan that is $50.00 or less.

1.41    “Debtor Group” means the consolidated FBI Debtors, the consolidated Broyhill Debtors, the consolidated Lane Debtors, the consolidated Thomasville Debtors, the consolidated HDM Debtors, or AT.
1.42    “Debtors” means each of FBI Wind Down, Inc., AT Wind Down, Inc., BFI Wind Down, Inc., BHF Wind Down, Inc., BR Wind Down, Inc., BT Wind Down, Inc., FBH Wind Down, Inc., FBO Wind Down, Inc., FBRC Wind Down, Inc., HFI Wind Down, Inc., HR Wind Down, Inc., HT Wind Down, Inc., LFI Wind Down, Inc., LHFR Wind Down, Inc., LV Wind Down, Inc., MSFI Wind Down, Inc., TFI Wind Down, Inc., THF Wind Down, Inc., and TR Wind Down, Inc.
1.43    “Debtors-in-Possession” means the Debtors in their capacity as debtors-in-possession in the Chapter 11 Cases under sections 1107(a) and 1108 of the Bankruptcy Code.
1.44    “DIP Orders” means (a) the Interim Order Authorizing the Debtors to (A) Obtain Post-Petition Financing on a Super-Priority, Senior Secured Basis, (B) Use Cash Collateral, (C) Repay the Prepetition Revolver in Full, (II) Granting Adequate Protection to Certain Prepetition Lenders, (III) Modifying the Automatic Stay, and (IV) Scheduling a Final Hearing, entered on September 11, 2013 [Docket No. 78], (b) the Interim Order (I) Authorizing the Debtors to (A) Obtain Postpetition Financing on a Superpriority, Senior Secured Basis and (B) Repay Existing Postpetition Term Loan in Full, (II) Granting Adequate Protection to certain Prepetition Lenders (III) Modifying the Automatic Stay, And (IV) Scheduling A Final Hearing, entered on October 3, 2013 [Docket No. 312], and (c) Final Order (Final) (I) Authorizing The Debtors To (A) Obtain Postpetition Financing On A Superprioity, Senior Secured Basis And (B) Repay Existing Postpetition And Prepetition Term Loan In Full, (II) Granting Adequate Protection To Certain Prepetition Lenders, And (III) Modifying The Automatic Stay, entered on October 11, 2013 [Docket No. 377].
1.45    “Disallowed” means, with reference to any Claim, (a) a Claim, or any portion thereof, that has been disallowed by a Final Order, (b) a Claim, or any portion thereof, that is expressly disallowed under the Plan, or (c) unless scheduled by a Debtor-in-Possession as a fixed, liquidated, non-contingent, and undisputed Claim, a Claim as to which a proof of Claim bar date has been established by the Bankruptcy Code, Bankruptcy Rules, or Final Order but no proof of Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order, notwithstanding anything in section 506(d) of the Bankruptcy Code to the contrary;
1.46    “Disclosure Statement” means that certain disclosure statement relating to the Plan, including all exhibits and schedules thereto, as the same may be amended, supplemented, or otherwise modified from time to time, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.
1.47    “Disclosure Statement Order” means the order of the Bankruptcy Court approving, among other things, the adequacy of the Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, entered by the Bankruptcy Court on [_______], 2014.

1.48    “Disputed” means, with reference to any Claim, a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim.
1.49    “Distribution” means a delivery of Cash by the Liquidating Trustee to the holders of Allowed Claims pursuant to this Plan.
1.50    “Distribution Model” means the financial model attached hereto as Exhibit 1 and incorporated herein fully by reference.
1.51    “Distribution Model Methodology” means the allocation of Assets, Liabilities and proceeds from the sale of Estates’ Assets, including the Foreign Non-Debtor Affiliates, as set forth in the Distribution Model.
1.52    “Distribution Pro Rata Share” means the ratio (expressed as a percentage) of the amount of an Allowed General Unsecured Claim to the aggregate amount of all Allowed General Unsecured Claims in a particular Class on the date of a Distribution plus the Disputed Claim amount of all remaining Disputed General Unsecured Claims in such Class.
1.53    “Effective Date” means a Business Day selected by the Debtors, after consultation with the Creditors’ Committee, on or after the Confirmation Date, on which (a) no stay of the Confirmation Order is in effect and (b) the conditions precedent to the effectiveness of the Plan specified in Section 11.1 of the Plan shall have been satisfied or waived as provided in Section 11.2 of the Plan.
1.54    “Equity Interest” means, as of the Petition Date, any capital stock or other ownership interest in the Debtors, whether or not transferable, and any option, call, warrant or right to purchase, sell or subscribe for an ownership interest or other equity security in any of the Debtors.
1.55    “Estate” means the estate of any of the “Debtors” in the Chapter 11 Cases that was created pursuant to section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.
1.56    “Excess Litigation Proceeds” means twenty percent (20%) of PBGC’s pro rata share of any Net Litigation Proceeds after the Liquidating Trust receives the first $20,000,000 of Net Litigation Proceeds on or after the Effective Date.
1.57    “Excluded Assets” means the Assets that were excluded from the HHG Sale.
1.58    “FBI” means FBI Wind Down, Inc.
1.59    “FBI Debtors” means, collectively, FBI Wind Down, Inc., FBH Wind Down, Inc., FBO Wind Down, Inc., and FBRC Wind Down, Inc.
1.60    “FBI Debtors Net Distributable Assets” means (a) the gross amount available from the liquidation of the FBI Debtors’ Excluded Assets (including any Litigation Proceeds allocated to the FBI Debtors pursuant to the Distribution Model Methodology) plus (b) the amount of the Net

HHG Sale Proceeds allocated to the FBI Debtors pursuant to the Distribution Model Methodology minus (c) (i) the amount of all Allowed and Disputed A/P/S Claims allowed against or allocated to the FBI Debtors pursuant to the Distribution Model Methodology, (ii) the amount of all costs of administering the FBI Debtors’ Estates, as allocated pursuant to the Distribution Model Methodology, (iii) the Liquidating Trust Expenses allocated to the FBI Debtors pursuant to the Distribution Model Methodology, and (iv) Distributions to holders of Allowed Convenience Claims against the FBI Debtors, and (d) increased or decreased to take into account distributions on account of Intercompany Claims by or against the FBI Debtors pursuant to the Distribution Model Methodology.
1.61    “Final Order” means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court and has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or, (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, (i) such order or judgment shall have been affirmed by the highest court to which such order was appealed, certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order and (ii) the time to take any further appeal, petition for certiorari, or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under section 502(j) of the Bankruptcy Code, Rule 9024 of the Federal Rules of Bankruptcy Procedure, or any applicable analogous rule, may be (but has not been) filed relating to such order shall not prevent such order from being a Final Order.
1.62    “Foam Litigation” means that certain case styled In re Polyurethane Foam Antitrust Litigation /Furniture Brands International, Inc. v. Carpenter Co., et al., No. 12-10009 (N.D. Ohio Apr. 27, 2012).
1.63    “Foreign Non-Debtor Affiliates” means, collectively, Furniture Brands Asia, Ltd., Furniture Brands Hangzhou Co., Ltd., Furniture Brands de Mexico S. de R.L. de C.V., Maitland-Smith Asia Holdings Limited, Maitland-Smith Export (L) Bhd., Maitland-Smith Cebu, Inc., Decorative Hardware Solutions (L) Bhd., P.T. Maitland-Smith, Maitland-Smith, Limited, and Furniture Brands Canada ULC.
1.64    “General Unsecured Claim” means any Claim against any of the Debtors other than an Adequate Protection Claim, Administrative Expense Claim, Priority Tax Claim, Priority Non-Tax Claim, Secured Tax Claim, Other Secured Claim, Convenience Claim, Intercompany Claim, Subordinated Securities Claim, and Equity Interests.
1.65    “Governmental Unit” has the meaning ascribed to such term in section 101(27) of the Bankruptcy Code.
1.66    “HDM Debtors” means, collectively, HFI Wind Down, Inc., HR Wind Down, Inc., HT Wind Down, Inc., and MSFI Wind Down, Inc.

1.67    “HDM Debtors Net Distributable Assets” means (a) the gross amount available from the liquidation of the HDM Debtors’ Excluded Assets (including any Litigation Proceeds allocated to the HDM Debtors pursuant to the Distribution Model Methodology) plus (b) the amount of the Net HHG Sale Proceeds allocated to the HDM Debtors pursuant to the Distribution Model Methodology minus (c) (i) the amount of all Allowed and Disputed A/P/S Claims allowed against or allocated to the HDM Debtors pursuant to the Distribution Model Methodology, (ii) the amount of all costs of administering the HDM Debtors’ Estates, as allocated pursuant to the Distribution Model Methodology, (iii) the Liquidating Trust Expenses allocated to the HDM Debtors pursuant to the Distribution Model Methodology, and (iv) Distributions to holders of Allowed Convenience Claims against the HDM Debtors, and (d) increased or decreased to take into account distributions on account of Intercompany Claims by or against the HDM Debtors pursuant to the Distribution Model Methodology.
1.68    “HHG Sale” means the sale approved by the Order (I) Approving Sale of All Acquired Assets: (II) Authorizing Assumption and Assignment of Executory Contracts and Unexpired Leases; and (III) Granting Related Relief, entered on November 22, 2013 [Docket No. 833], and which sale closed on November 25, 2013.
1.69    “Impaired” means “impaired” within the meaning of section 1124 of the Bankruptcy Code.
1.70    “Intercompany Claim” shall mean any Claim by a Debtor against another Debtor, subject to the limitations set forth in Section 7.1(c) of the Plan.

1.71	“IRS” means the Internal Revenue Service.
1.72    “KPS DIP Financing Agreement” means that certain Senior Secured Super-Priority Debtor in Possession Credit Agreement, dated as of October 3, 2013, by and among Furniture Brands International, the other borrowers thereto, the certain other parties designated as “Credit Parties” thereto, the financial institutions party thereto, and Bank of America, N.A., as agent, as amended, restated, modified, supplemented, or replaced from time to time.
1.73    “Lane Debtors” means, collectively, LFI Wind Down, Inc., LHFR Wind Down, Inc., and LV Wind Down, Inc.
1.74    “Lane Debtors Net Distributable Assets” means (a) the gross amount available from the liquidation of the Lane Debtors’ Excluded Assets (including any Litigation Proceeds allocated to the Lane Debtors pursuant to the Distribution Model Methodology) plus (b) the amount of the Net HHG Sale Proceeds allocated to the Lane Debtors pursuant to the Distribution Model Methodology minus (c) (i) the amount of all Allowed and Disputed A/P/S Claims allowed against or allocated to the Lane Debtors pursuant to the Distribution Model Methodology, (ii) the amount of all costs of administering the Lane Debtors’ Estates, as allocated pursuant to the Distribution Model Methodology, (iii) the Liquidating Trust Expenses allocated to the Lane Debtors pursuant to the Distribution Model Methodology, and (iv) Distributions to holders of Allowed Convenience Claims against the Lane Debtors, and (d) increased or decreased to take into account distributions on account of Intercompany Claims by or against the Lane Debtors pursuant to the Distribution Model Methodology.
1.75    “Liabilities” mean any and all costs, expenses, damages, losses, penalties, fines, judgments, Claims, Liens, obligations, demands, injuries, settlements, awards, fines, taxes, fees, indebtedness, or other liabilities of any nature, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, liquidated or unliquidated, matured or not matured, contingent or direct, whether arising at common law, in equity, or under any statute, based in whole or in part on any act or omission or other occurrence arising or taking place prior to the Effective Date.

1.76	“Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.
1.77    “Liquidating Trust” means the liquidating trust established by this Plan and described in Section 7.3 of the Plan and in the Liquidating Trust Agreement.
1.78    “Liquidating Trust Agreement” means the agreement establishing and delineating the terms and conditions of the Liquidating Trust and filed as part of the Plan Supplement.
1.79    “Liquidating Trust Assets” means all of the Estates’ Assets transferred to the Liquidating Trust pursuant to Section 7.3(c) the Plan.
1.80    “Liquidating Trust Beneficiaries” means the holders of Allowed Claims under this Plan, whether or not such Claims are Allowed as of the Effective Date.
1.81    “Liquidating Trust Oversight Committee” means the committee appointed pursuant to Section 7.3 of the Plan to oversee the activities of the Liquidating Trust and the Liquidating Trustee.
1.82    “Liquidating Trust Expenses” means all actual and necessary costs and expenses incurred by the Liquidating Trust in connection with carrying out the obligations of the Liquidating Trust pursuant to the terms of this Plan and the Liquidating Trust Agreement.
1.83    “Liquidating Trustee” means the Person appointed to act as trustee of the Liquidating Trust in accordance with the terms of this Plan, the Confirmation Order, and the Liquidating Trust Agreement, or any successor appointed in accordance with the terms of this Plan and the Liquidating Trust Agreement.
1.84    “Local Bankruptcy Rules” means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware.
1.85    “Litigation Proceeds” means the proceeds from all Causes of Action pursued by or for the benefit of the Liquidating Trust (including any proceeds recovered by the Liquidating Trust from the Foam Litigation and Avoidance Actions but excluding any litigation to collect on any Excluded Assets as specified in the Distribution Model Methodology).

1.86    “Net HHG Sale Proceeds” means the proceeds from the HHG Sale, taking into account post-closing adjustments, minus (i) the repayment of the loans under the KPS DIP Financing Agreement and (ii) the payment of related fees and expenses.
1.87    “Net Litigation Proceeds” means the amount of any Litigation Proceeds after satisfaction of all fees, costs and expenses, including attorney’s fees, incurred by the Liquidating Trust in the prosecution of such litigation claims.
1.88    “Oaktree DIP Financing Agreement” means that certain Senior Secured Super-Priority Debtor in Possession Credit Agreement, dated as of September 11, 2013, by and among Furniture Brands International, the other borrowers thereto, the certain other parties designated as “Credit Parties” thereto, the financial institutions party thereto, and Nexbank SSB, as agent, as amended, restated, modified, supplemented, or replaced from time to time.
1.89    “Other Secured Claim” means any Secured Claim other than a Secured Tax Claim.
1.90    “PBGC” means the Pension Benefit Guaranty Corporation.
1.91    “PBGC Incremental Cash” means $6,000,000 in Cash to be held by the Liquidating Trustee from the PBGC’s initial aggregate pro rata distribution on its Allowed PBGC GUC Claims under the Plan and distributed to Consenting Creditors in accordance with the PBGC Settlement and Section 7.2 of this Plan.
1.92    “PBGC Minimum Funding Lien Claim” means a claim in the amount of $2,171,338, which is secured against the proceeds from the HHG Sale attributable to the Foreign Non-Debtor Affiliates.
1.93     “PBGC Settlement” means the settlements and compromises by and among the Debtors, PBGC, and the Creditors’ Committee as set forth in the Settlement Agreement by and Among the Debtors, PBGC, and the Creditors’ Committee (I) Fixing the Amount of PBGC’s Claims, (II) Providing for Termination of Debtors’ Pension Plan, (III) Increasing Distributions to General Unsecured Creditors, and (IV) Resolving Related Matters dated March 31, 2014, which was approved by order of the Bankruptcy Court entered on [_______], 2014.
1.94    “Person” means an individual, partnership, corporation, limited liability company, cooperative, trust, unincorporated organization, association, joint venture, Governmental Unit, or any other form of legal entity.
1.95    “Petition Date” means September 9, 2013, the date on which the Debtors commenced their Chapter 11 Cases.
1.96    “Plan” means this plan of liquidation under chapter 11 of the Bankruptcy Code, including the Plan Supplement and the exhibits and schedules hereto and thereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

1.97    “Plan Supplement” means the supplement or supplements to the Plan containing certain documents relevant to the implementation of the Plan, including the Liquidating Trust Agreement and the list of executory contracts and unexpired leases to be assumed pursuant to Section 10.1 of this Plan.
1.98    “Prepetition Revolver Credit Agreement” means that certain Credit Agreement, dated as of September 25, 2012, by and among, Furniture Brands International, Inc., as Borrower Representative, the other borrowers thereto, certain other parties designated as “Credit Parties” thereto, the financial institutions from time to time party thereto, General Electric Capital Corporation, as agent, General Electric Capital Corporation, Bank of America, N.A., and Wells Fargo Bank, National Association, as co-collateral agents, General Electric Capital Corporation and Bank of America, N.A., as syndication agent, and Wells Fargo Bank, National Association, GE Capital Markets, Inc., and Bank of America, N.A., as lead arrangers and bookrunners, as amended, restated, modified, supplemented, or replaced from time to time.
1.99    “Prepetition Term Loan Agreement” means that certain Credit Agreement, dated as of September 25, 2012, by and among, Furniture Brands International, Inc., as Borrower Representative, the other borrowers thereto, certain other parties designated as “Credit Parties” thereto, the financial institutions party thereto, Nexbank SSB as successor agent to Pathlight Capital LLC, as administrative agent and collateral agent, and Wells Fargo Bank, National Association, as documentation agent, as amended, restated, modified, supplemented, or replaced from time to time.
1.100    “Priority Non-Tax Claim” means a Claim entitled to priority in payment as specified in sections 507(a) of the Bankruptcy Code other than an Administrative Expense Claim or a Priority Tax Claim.
1.101    “Priority Tax Claim” means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.
1.102    “Professional Fee Claim” means any Claim of a professional retained in the Chapter 11 Cases by the Debtors-in-Possession or the Creditors’ Committee, pursuant to sections 327, 328 and 1103 of the Bankruptcy Code or otherwise, for compensation or reimbursement of costs and expenses relating to services incurred prior to and including the Effective Date, when and to the extent any such Claim is Allowed by the Bankruptcy Court pursuant to sections 330, 331, 503(b) or 1103 of the Bankruptcy Code.
1.103    “Ratable Proportion” means, with reference to any Distribution on account of any Allowed General Unsecured Claim in any Class, the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of all Allowed and Disputed General Unsecured Claims held by Consenting Creditors against the Debtors without taking into account any individual Debtor Group.
1.104    “Rejection Bar Date” means the deadline by which a counterparty to an executory contract or an unexpired lease of the Debtors rejected under this Plan must file a proof of Claim for damages arising from such rejection by the Debtors of such executory contract or unexpired lease, and shall be thirty (30) calendar days after the Effective Date or such other deadline established for filing a Rejection Claim by a Final Order of the Bankruptcy Court; provided, however, if an earlier rejection bar date was established by order of the Bankruptcy Court with respect to a rejected executory contract or unexpired lease, such earlier rejection bar date shall apply.
1.105    “Rejection Claim” means any Claim for damages as a result of the rejection under the Plan of any executory contract or unexpired lease. All Rejection Claims shall be treated as General Unsecured Claims under the Plan.
1.106    “Released Parties” means the professionals retained and employed by the Debtors and the Debtors-in-Possession pursuant to a Final Order of the Bankruptcy Court, and each of their respective agents and representatives.
1.107    “Reserve” has the meaning given such term in Section 8.15 hereof.
1.108    “Schedules” means, collectively, the schedules of assets and liabilities, schedules of executory contracts and unexpired leases, and statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the official bankruptcy forms in the Chapter 11 Cases, as the same may have been amended or supplemented through the Confirmation Date pursuant to Bankruptcy Rules 1007 and 1009. For the avoidance of doubt, Schedules do not include any schedules or exhibits to the Plan or the Plan Supplement.
1.109    “Section 345 Securities” means securities or instruments of any type permitted under section 345 of the Bankruptcy Code.
1.110    “Secured Claim” means any Claim that is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to a permissible setoff under section 553 of the Bankruptcy Code, to the extent of such permissible setoff.
1.111    “Secured Tax Claim” means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code (determined irrespective of any time limitations therein and including any related Secured Claim for penalties).
1.112    “Subordinated Securities Claim” shall mean any Claim arising from rescission of a purchase or sale of a security of FBI or an Affiliate of FBI, for damages arising from the purchase or sale of such security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.
1.113    “Supplemental Administrative Expense Claims Bar Date” means the date as set forth in Section 4.1(b) of this Plan.
1.114    “Thomasville Debtors” means, collectively, TFI Wind Down Inc., THF Wind Down, Inc., and TR Wind Down, Inc.

1.115    “Thomasville Debtors Net Distributable Assets” means (a) the gross amount available from the liquidation of the Thomasville Debtors’ Excluded Assets (including any Litigation Proceeds allocated to the Thomasville Debtors pursuant to the Distribution Model Methodology) plus (b) the amount of the Net HHG Sale Proceeds allocated to the Thomasville Debtors pursuant to the Distribution Model Methodology minus (c) (i) the amount of all Allowed and Disputed A/P/S Claims allowed against or allocated to the Thomasville Debtors pursuant to the Distribution Model Methodology, (ii) the amount of all costs of administering the Thomasville Debtors’ Estates, as allocated pursuant to the Distribution Model Methodology, (iii) the Liquidating Trust Expenses allocated to the Thomasville Debtors pursuant to the Distribution Model Methodology, and (iv) Distributions to holders of Allowed Convenience Claims against the Thomasville Debtors, and (d) increased or decreased to take into account distributions on account of Intercompany Claims by or against the Thomasville Debtors pursuant to the Distribution Model Methodology.
1.116    “Unclassified Claim” means any Claim that is an Administrative Expense Claim or a Priority Tax Claim.
1.117    “Unimpaired” means, with respect to a Claim or Equity Interest, that such Claim or Equity Interest is not Impaired as a result of being paid in full in Cash under the Plan.
1.118    “Unliquidated” means with reference to a Claim, a Claim, the amount of Liability for which has not been fixed, whether pursuant to agreement, applicable law, or otherwise, as of the date on which such Claim is asserted or sought to be estimated.
1.119    “U.S. Trustee” means the Office of the United States Trustee for the District of Delaware.
1.120    “U.S. Trustee Fees” means fees payable pursuant to section 1930 of chapter 123 of title 28 of the United States Code.
1.121    “Voting Deadline” means [_______], 2014 at 5:00 p.m. (prevailing Eastern Time), the date and time by which all ballots to accept or reject the Plan must be received in order to be counted, as set forth by the Disclosure Statement Order.
ARTICLE II.
INTERPRETATION OF PLAN
2.1    Application of Definitions; Rules of Construction; Computation of Time
Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter gender. For purposes of the Plan, (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented and (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar meaning refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. A capitalized term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code or in the Exhibits hereto. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan. Unless otherwise indicated herein, all references to dollars means United States dollars. In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006 shall apply.
2.2    Relief Sought by Filing the Plan
The filing of the Plan constitutes, among other things, a motion by the Debtors pursuant to Bankruptcy Rules 9019 to approve the settlements and comprises set forth in Section 7.1 of the Plan.
ARTICLE III
CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS
3.1    Classification
The following table (a) designates the Classes of Claims against, and Equity Interests in, the Debtors, (b) specifies the Classes of Claims and Equity Interests that are Impaired by the Plan and therefore are deemed to reject the Plan or are entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (c) specifies the Classes of Claims and Equity Interests that are Unimpaired by the Plan and therefore are deemed to accept the Plan in accordance with section 1126 of the Bankruptcy Code.

Class	Description	Impairment	Entitled to Vote
1	Priority Non-Tax Claims	Unimpaired	No (deemed to accept)
2	Secured Tax Claims	Unimpaired	No (deemed to accept)
3	Other Secured Claims	Unimpaired	No (deemed to accept)
4A	General Unsecured Claims against FBI Debtors	Impaired	Yes
4B	General Unsecured Claims against Broyhill Debtors	Impaired	Yes
4C	General Unsecured Claims against Lane Debtors	Impaired	Yes
4D	General Unsecured Claims against Thomasville Debtors	Impaired	Yes
4E	General Unsecured Claims against HDM Debtors	Impaired	Yes
4F	General Unsecured Claims against AT	Impaired	Yes
5A	Convenience Claims against FBI Debtors	Impaired	Yes
5B	Convenience Claims against Broyhill Debtors	Impaired	Yes
5C	Convenience Claims against Lane Debtors	Impaired	Yes
5D	Convenience Claims against Thomasville Debtors	Impaired	Yes
5E	Convenience Claims against HDM Debtors	Impaired	Yes
5F	Convenience Claims against AT	Impaired	Yes
6	Subordinated Securities Claims	Impaired	No (deemed to reject)
7	Equity Interests in Debtors	Impaired	No (deemed to reject)

ARTICLE IV.
PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS, PRIORITY TAX CLAIMS, AND OTHER UNCLASSIFIED CLAIMS
4.1    Administrative Expense Claims

(a)	Treatment of Non-Professional Fee Administrative Expense Claims

Except to the extent that a holder of an Allowed Administrative Expense Claim (other than Professional Fee Claims) agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Administrative Expense Claim (other than Professional Fee Claims) shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Administrative Expense Claim, Cash in an amount equal to such Allowed Administrative Expense Claim on the latest of: (i) on or as soon as practicable after the Effective Date if such Administrative Expense Claim is Allowed as of the Effective Date; (ii) on or as soon as reasonably practicable after the date such Administrative Expense Claim is Allowed; and (iii) on the date such Allowed Administrative Expense Claim becomes due and payable, or as soon thereafter as is practicable.

(b)	Supplemental Administrative Expense Claims Bar Date
Holders of Administrative Expense Claims (other than Professional Fee Claims) arising during the period from March 1, 2014 through the Effective Date must file requests for payment of Administrative Expense Claims so as to be actually received on or before 4:00 p.m. (prevailing Eastern Time) on the day that is thirty (30) calendar days after the Effective Date (the “Supplemental Administrative Expense Claims Bar Date”) by the Claims Agent at the following address:
If by first-class mail:

FBI Wind Down, Inc. Claims Processing Center
c/o Epiq Bankruptcy Solutions, LLC
FDR Station, P.O. Box 5075
New York, New York 10150-5075
If by hand delivery or overnight:
FBI Wind Down, Inc. Claims Processing Center
c/o Epiq Bankruptcy Solutions, LLC
757 Third Avenue, 3rd Floor
New York, New York 10017
All such requests for payment must: (i) be signed by the claimant or, if the claimant is not an individual, by an authorized agent of the claimant; (ii) be written in the English language; (iii) denominate the claim in lawful currency of the United States as of the Supplemental Administrative Expense Bar Date; (iv) indicate the particular Debtor against which the claim is asserted; and (v) include supporting documentation (or, if such documentation is voluminous, include a summary of such documentation) or an explanation as to why such documentation is not available The notice of the Effective Date delivered pursuant to Bankruptcy Rules 2002(c)(3) and 2002(f), substantially in the form included in the Plan Supplement, shall set forth the Supplemental Administrative Expense Claims Bar Date and shall constitute notice of such bar date.

The following claims are not required to be filed on or before the Supplemental Administrative Expense Claims Bar Date:

(a)	Professional Fee Claims;

(b)	any Administrative Expense Claims that (i) have been previously paid by the Debtors in the ordinary course of business or otherwise or (ii) have otherwise been satisfied;

(c)	any Administrative Expense Claims previously filed with Epiq or the Court;

(d)	any Administrative Expense Claim that has been Allowed by prior order of the Bankruptcy Court;

(e)	any claims by any officer or director of the Debtors immediately prior to the Effective Date;

(f)	any claims for bonus payments arising under the Key Employee Incentive Plan approved by order of the Bankruptcy Court [Docket No. 374];

(g)	any claims by any direct or indirect non-debtor subsidiary or affiliate of the Debtors;

(h)	any claims for fees payable to the Clerk of this Court;

(i)	any U.S. Trustee Fees; and

(j)	any claim by a governmental unit for a tax or penalty described in section 503(b)(1)(B) and (C) of the Bankruptcy Code, as provided for in section 503(b)(1)(D).
Any Person that is required to file a request for payment of an Administrative Expense Claim (other than Professional Fee Claims) under the Plan and that fails to do so by the Supplemental Administrative Expense Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Expense Claim, and such Administrative Expense Claim shall not be enforceable against the Liquidating Trust, the Liquidating Trustee, the Debtors, the Estates, and their respective properties, and the Liquidating Trust, the Liquidating Trustee, Debtors, the Estates, and their respective properties shall be forever discharged from any and all Liability with respect to such Administrative Expense Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein. All such Administrative Expense Claims shall, as of the Effective Date, be subject to the permanent injunction pursuant to Section 13.5 of the Plan and the Confirmation Order.

4.2    Adequate Protection Claims
The Adequate Protection Claims of the holders of Claims under the Prepetition Term Loan Agreement and the Prepetition Revolver Credit Agreement have been satisfied in full and no Distributions shall be made with respect to any such Adequate Protection Claims under the Plan.
4.3    Professional Fee Claims
The Liquidating Trustee shall pay Allowed Professional Fee Claims, as soon as practicable after the later of the Effective Date and the date upon which any order awarding fees and expenses becomes a Final Order, in accordance with the terms of any order entered by the Bankruptcy Court governing the payment of fees and expenses during the course of the Chapter 11 Cases, and after application of any retainer received by such Professionals. Professional Fee Claims shall be paid from the Liquidating Trust Assets.
All Persons seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under section 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file, on or before the date that is sixty (60) days after the Effective Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court in accordance with the order relating to or allowing any such claim. The Liquidating Trustee is authorized to pay reasonable compensation for professional services rendered and reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval in accordance with the Liquidating Trust Agreement.
4.4    Priority Tax Claims
Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Priority Tax Claim, in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, Cash in the amount of such Allowed Priority Tax Claim (a) on, or as soon as practicable after, the of: (i) the Effective Date and (ii) the date such Allowed Priority Tax Claim becomes an Allowed Claim; or (b) in regular payments over a period of time not to exceed five (5) years after the Petition Date with interest at a rate determined in accordance with section 511 of the Bankruptcy Code; provided, that the first such regular payment shall represent a percentage recovery at least equal to that expected to be received by the most favored holders of Allowed General Unsecured Claims; provided further, that the Liquidating Trustee may prepay the entire amount of the Allowed Priority Tax Claim at any time in its sole discretion.
ARTICLE V.
TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

5.1	Class 1: Priority Non-Tax Claims

(a)	Classification: Class 1 shall consist of the Priority Non-Tax Claims.

(b)
Treatment: Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Priority Non-Tax Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Priority Non-Tax Claim, Cash in the amount equal to such Allowed Claim, without interest, on or as soon as practicable after the later of (x) the Effective Date and (y) the date that such Claim becomes an Allowed Claim.

5.2	Class 2: Secured Tax Claims

(a)	Classification: Class 2 shall consist of the Secured Tax Claims.

(b)
Treatment: Except to the extent that a holder of an Allowed Secured Tax Claim agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Secured Tax Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Priority Tax Claim and any Liens securing such Claim, in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, Cash in the amount of such Allowed Secured Tax Claim (a) on, or as soon as practicable after, the latest of: (i) the Effective Date and (ii) the date such Allowed Secured Tax Claim becomes an Allowed Claim; or (b) in regular payments over a period of time not to exceed five (5) years after the Petition Date with interest at a rate determined in accordance with section 511 of the Bankruptcy Code; provided, that the first such regular payment shall represent a percentage recovery at least equal to that expected to be received by the most favored holders of Allowed General Unsecured Claims; provided further, that the Liquidating Trustee may prepay the entire amount of the Allowed Secured Tax Claim at any time in its sole discretion.

5.3	Class 3: Other Secured Claims

(a)	Classification: Class 3 shall consist of the Other Secured Claims.

(b)
Treatment: Except to the extent that a holder of an Allowed Other Secured Claim agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Other Secured Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Other Secured Claim and any Liens securing such Claim, at the sole option of the Debtors or the Liquidating Trustee, as applicable, (i) Cash in an amount equal to such Allowed Other Secured Claim on or as soon as practicable after the Effective Date, or (ii) the Collateral securing its Allowed Other Secured

Claim, in full and complete satisfaction of such Allowed Other Secured Claim on or as soon as practicable after the Effective Date.
For the avoidance of doubt, any and all Liens under the Prepetition Revolver Credit Agreement, the Prepetition Term Loan Agreement, the Oaktree DIP Financing Agreement, and the KPS DIP Financing Agreement are deemed extinguished and any and all Claims arising under such agreements are deemed satisfied in full and shall not constitute Other Secured Claims under the Plan and shall not receive any distribution under the Plan.

5.4	Class 4A: General Unsecured Claims Against the FBI Debtors

(a)	Classification: Class 4A shall consist of the General Unsecured Claims against the FBI Debtors.

(b)
Treatment: Except to the extent that a holder of an Allowed General Unsecured Claim in Class 4A agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed General Unsecured Claim in Class 4A shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed General Unsecured Claim its Distribution Pro Rata Share of FBI Net Distributable Assets.

5.5	Class 4B: General Unsecured Claims Against the Broyhill Debtors

(a)	Classification: Class 4B shall consist of the General Unsecured Claims against the Broyhill Debtors.

(b)
Treatment: Except to the extent that a holder of an Allowed General Unsecured Claim in Class 4B agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed General Unsecured Claim in Class 4B shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed General Unsecured Claim its Distribution Pro Rata Share of Broyhill Net Distributable Assets.

5.6	Class 4C: General Unsecured Claims Against the Lane Debtors

(a)	Classification: Class 4C shall consist of the General Unsecured Claims against the Lane Debtors.

(b)
Treatment: Except to the extent that a holder of an Allowed General Unsecured Claim in Class 4C agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed General Unsecured Claim in Class 4C shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed General Unsecured Claim its Distribution Pro Rata Share of Lane Net Distributable Assets.

5.7	Class 4D: General Unsecured Claims Against the Thomasville Debtors

(a)	Classification: Class 4D shall consist of the General Unsecured Claims against the Thomasville Debtors.

(b)
Treatment: Except to the extent that a holder of an Allowed General Unsecured Claim in Class 4D agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed General Unsecured Claim in Class 4D shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed General Unsecured Claim its Distribution Pro Rata Share of Thomasville Net Distributable Assets.

5.8	Class 4E: General Unsecured Claims Against the HDM Debtors

(a)	Classification: Class 4E shall consist of the General Unsecured Claims against the HDM Debtors.

(b)
Treatment: Except to the extent that a holder of an Allowed General Unsecured Claim in Class 4E agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed General Unsecured Claim in Class 4E shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed General Unsecured Claim its Distribution Pro Rata Share of HDM Net Distributable Assets.

5.9	Class 4F: General Unsecured Claims Against AT

(a)	Classification: Class 4F shall consist of the General Unsecured Claims against AT.

(b)
Treatment: Except to the extent that a holder of an Allowed General Unsecured Claim in Class 4F agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed General Unsecured Claim in Class 4F shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed General Unsecured Claim its Distribution Pro Rata Share of AT Net Distributable Assets.

5.10	Class 5A: Convenience Claims Against FBI Debtors

(a)	Classification: Class 5A shall consist of the Convenience Claims against the FBI Debtors.

(b)
Treatment: Except to the extent that a holder of an Allowed Convenience Claim in Class 5A agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Convenience Claim in Class 5A shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Convenience Claim, Cash in an amount equal to 9.5% of the amount of such Allowed Convenience Claim on or as reasonably practicable after the later of (i) the Effective Date or (ii) thirty (30) days after the date on which such Claim becomes Allowed.

5.11	Class 5B: Convenience Claims Against Broyhill Debtors

(a)	Classification: Class 5B shall consist of the Convenience Claims against the Broyhill Debtors.

(b)
Treatment: Except to the extent that a holder of an Allowed Convenience Claim in Class 5B agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Convenience Claim in Class 5B shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Convenience Claim, Cash in an amount equal to 9.0% of the amount of such Allowed Convenience Claim on or as reasonably practicable after the later of (i) the Effective Date or (ii) thirty (30) days after the date on which such Claim becomes Allowed.

5.12	Class 5C: Convenience Claims Against Lane Debtors

(a)	Classification: Class 5C shall consist of the Convenience Claims against the Lane Debtors.

(b)
Treatment: Except to the extent that a holder of an Allowed Convenience Claim in Class 5C agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Convenience Claim in Class 5C shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Convenience Claim, Cash in an amount equal to 11.0% of the amount of such Allowed Convenience Claim on or as reasonably practicable after the later of (i) the Effective Date or (ii) thirty (30) days after the date on which such Claim becomes Allowed.

5.13	Class 5D: Convenience Claims Against Thomasville Debtors

(a)	Classification: Class 5D shall consist of the Convenience Claims against the Thomasville Debtors.

(b)
Treatment: Except to the extent that a holder of an Allowed Convenience Claim in Class 5D agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Convenience Claim in Class 5D shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Convenience Claim, Cash in an amount equal to 10.5% of the amount of such Allowed Convenience Claim on or as reasonably practicable after the later of (i) the Effective Date or (ii) thirty (30) days after the date on which such Claim becomes Allowed.

5.14	Class 5E: Convenience Claims Against HDM Debtors

(a)	Classification: Class 5E shall consist of the Convenience Claims against the HDM Debtors.

(b)
Treatment: Except to the extent that a holder of an Allowed Convenience Claim in Class 5E agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Convenience Claim in Class 5E shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Convenience Claim, Cash in an amount equal to 16.0% of the amount of such Allowed Convenience Claim on or as reasonably practicable after the later of (i) the Effective Date or (ii) thirty (30) days after the date on which such Claim becomes Allowed.

5.15	Class 5F: Convenience Claims Against AT

(a)	Classification: Class 5F shall consist of the Convenience Claims against the Thomasville Debtors.

(b)
Treatment: Except to the extent that a holder of an Allowed Convenience Claim in Class 5F agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Convenience Claim in Class 5F shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Convenience Claim, Cash in an amount equal to 8.0% of the amount of such Allowed Convenience Claim on or as reasonably practicable after the later of (i) the Effective Date or (ii) thirty (30) days after the date on which such Claim becomes Allowed.

5.16	Class 6: Subordinated Securities Claims

(a)	Classification: Class 6 shall consist of all Subordinated Securities Claims.

(b)
Treatment: Each holder of an Allowed Subordinated Securities Claim will not receive or retain any property under the Plan on account of such Allowed Subordinated Securities Claim. The treatment of Subordinated Securities Claims under the Plan is in accordance with and gives effect to the provisions of section 510(b) of the Bankruptcy Code.

5.17	Class 7: Equity Interests in Debtors

(a)	Classification: Class 7 shall consist of the Equity Interests in the Debtors.

(b)
Treatment: On the Effective Date, the Equity Interests in the Debtors shall be cancelled and the holders of the Equity Interests shall not be entitled to, and shall not receive or retain, any property on account of such Equity Interests under the Plan.

5.18    Reservation of Rights Regarding Claims and Equity Interests
Except as otherwise explicitly provided in the Plan, nothing shall affect either the Debtors’ or the Liquidating Trustee’s rights and defenses, both legal and equitable, with respect to any Claims or Equity Interests, including all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.
ARTICLE VI.
ACCEPTANCE OR REJECTION OF THE PLAN
6.1    Voting of Claims

(a)	Classes Entitled to Vote
Each holder of a Claim, that is not a Disallowed Claim and for which no objection to the allowance thereof, motion to estimate, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed and remains unresolved, in Classes 4A, 4B, 4C, 4D, 4E, 4F, 5A, 5B, 5C, 5D, 5E, and 5F, or the holder of a Claim that has been temporarily allowed for voting purposes only under Bankruptcy Rule 3018(a) in such Classes, shall be entitled to vote separately to accept or reject the Plan, as provided in the Disclosure Statement Order or any other applicable order of the Bankruptcy Court.

(b)	Classes Deemed to Accept
Each of Classes 1, 2, and 3 is Unimpaired under the Plan, and each such Class is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

(c)	Classes Deemed to Reject
Claims in Class 6 and Equity Interests in Class 7 will not receive or retain any property on account of such Claims and Equity Interests under the Plan. In accordance with section 1126(g) of the Bankruptcy Code, each of Classes 6 and 7 is conclusively presumed to have rejected the Plan.
6.2    Elimination of Vacant Classes
Any Class of Claims or Equity Interests that does not contain, as of the date of the commencement of the Confirmation Hearing, a holder of an Allowed Claim or Allowed Equity Interest, or a holder of a Claim temporarily allowed under Bankruptcy Rule 3018, shall be deemed deleted from the Plan for all purposes, including for purposes of determining acceptance of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.
6.3    Nonconsensual Confirmation
If any Impaired Class of Claims entitled to vote shall not accept the Plan by the requisite statutory majority provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to amend the Plan in accordance with Section 15.5 of the Plan or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both. With respect to Impaired Classes of Claims that are deemed to reject the Plan, the Debtors shall request that the Bankruptcy Court confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code.
6.4    Revocation of the Plan
Subject to Section 15.6 hereof, the Debtors-in-Possession, after consultation with the Committee, may revoke and withdraw the Plan in its entirety at any time prior to entry of the Confirmation Order. If the Plan is so revoked or withdrawn, then it shall be deemed null and void.
ARTICLE VII.
MEANS OF IMPLEMENTATION OF THE PLAN
7.1    Global Settlement
Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan incorporates a compromise and settlement of numerous inter-Debtor, Debtor-creditor, and inter-creditor issues designed to achieve an economic settlement of Claims against the Debtors and an efficient resolution of these Chapter 11 Cases. This global settlement constitutes a settlement of a number of the potential litigation issues, including issues regarding substantive consolidation, the validity and enforceability of Intercompany Claims, the allocation of Assets among the Estates, and the nature and amount of PBGC’s claims. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the following compromises or settlements and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, their Estates, their creditors, and other parties-in-interest, and are fair, equitable, and within the range of reasonableness. Each provision of the global settlement shall be deemed non-severable from each other and from the remaining terms of the Plan. As set forth in detail below, the global settlement will be implemented as follows:

(a)	Settlement of Issues Relating to Intercompany Claims
Intercompany Claims shall be adjusted, continued, extinguished, or discharged to the extent determined appropriate pursuant to the Distribution Model Methodology. Any such transaction may be effected on or subsequent to the Effective Date without any further action by the Debtors, the Debtors-in-Possession, or the Liquidating Trustee.

(b)	Settlement of Issues Relating to Allocation of the Debtors’ Assets
Commencing on the Effective Date, the Debtors shall implement the allocation of the Debtors’ Assets to the FBI Debtors, the Broyhill Debtors, the Lane Debtors, the Thomasville Debtors, the HDM Debtors, and AT in accordance with the Distribution Model Methodology.

(c)Settlement of Issues Relating to Partial Substantive Consolidation
Entry of the Confirmation Order shall constitute approval, pursuant to sections 105(a) and 1123(a)(5) of the Bankruptcy Code, effective as of the Effective Date, of (a) the substantive consolidation of the Estates of the FBI Debtors, (b) the substantive consolidation of the Estates of the Broyhill Debtors, (c) the substantive consolidation of the Estate of the Lane Debtors, (d) the substantive consolidation of the Estates of the Thomasville Debtors, (e) the substantive consolidation of the Estates of the HDM Debtors, in each case for the purposes of confirming and consummating the Plan, including voting and Confirmation. For the avoidance of doubt, the Plan shall serve as a motion by the Debtors seeking entry of an order approving the foregoing partial substantive consolidation.
The partial substantive consolidation called for in the Plan shall not (other than for purposes related to funding Distributions under the Plan) affect (a) the legal and organizational structure of the Debtors, (b) executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed or rejected, (c) any agreements entered into by the Liquidating Trustee on or after the Effective Date, and (d) the Debtors’ or the Liquidating Trustee’s ability to subordinate or otherwise challenge Claims on an entity-by-entity basis. Notwithstanding the partial substantive consolidation called for herein, each and every Debtor shall remain responsible for the payment of U.S. Trustee Fees until its particular case is closed, dismissed, or converted. Moreover, the Debtors reserve the right to seek confirmation of the Plan on an entity-by-entity basis.
(i)     Consolidation of FBI Debtors
The Assets and Liabilities of each the FBI Debtors shall be deemed to be the Assets and Liabilities of a single, consolidated entity. Each and every Claim filed or to be filed in the Chapter 11 Cases against any of the FBI Debtors shall be considered filed against the consolidated FBI Debtors on and after the Effective Date. Any joint and several Liability of two or more of the FBI Debtors, and all Claims against such entities on account of such joint and several Liability, shall be considered a single Claim and single Liability against the consolidated FBI Debtors. Any guarantee by an FBI Debtor of the Liabilities of any other FBI Debtor arising prior to the Effective Date shall be deemed eliminated under the Plan so that any Claim against any FBI Debtor and any guaranty thereof executed by any other FBI Debtor shall be deemed to be one obligation of the consolidated FBI Debtors. Intercompany Claims between the FBI Debtors shall be waived and eliminated.
(ii)    Consolidation of Broyhill Debtors
The Assets and Liabilities of each of the Broyhill Debtors shall be deemed to be the Assets and Liabilities of a single, consolidated entity. Each and every Claim filed or to be filed in the Chapter 11 Cases against any of the Broyhill Debtors shall be considered filed against the consolidated Broyhill Debtors on and after the Effective Date. Any joint and several Liability of two or more of the Broyhill Debtors, and all Claims against such entities on account of such joint and several Liability, shall be considered a single Claim and single Liability against the consolidated Broyhill Debtors. Any guarantee by a Broyhill Debtor of the Liabilities of any other Broyhill Debtor arising prior to the Effective Date shall be deemed eliminated under the

Plan so that any Claim against any Broyhill Debtor and any guaranty thereof executed by any other Broyhill Debtor shall be deemed to be one obligation of the consolidated Broyhill Debtors. Intercompany Claims between the Broyhill Debtors shall be waived and eliminated.
(iii)    Consolidation of Lane Debtors
The Assets and Liabilities of each of the Lane Debtors shall be deemed to be the Assets and Liabilities of a single, consolidated entity. Each and every Claim filed or to be filed in the Chapter 11 Cases against any of the Lane Debtors shall be considered filed against the consolidated Lane Debtors on and after the Effective Date. Any joint and several Liability of two or more of the Lane Debtors, and all Claims against such entities on account of such joint and several Liability, shall be considered a single Claim and single Liability against the consolidated Lane Debtors. Any guarantee by a Lane Debtor of the Liabilities of any other Lane Debtor arising prior to the Effective Date shall be deemed eliminated under the Plan so that any Claim against any Lane Debtor and any guaranty thereof executed by any other Lane Debtor shall be deemed to be one obligation of the consolidated Lane Debtors. Intercompany Claims between the Lane Debtors shall be waived and eliminated.
(iv)    Consolidation of Thomasville Debtors
The Assets and Liabilities of each of the Thomasville Debtors shall be deemed to be the Assets and Liabilities of a single, consolidated entity. Each and every Claim filed or to be filed in the Chapter 11 Cases against any of the Thomasville Debtors shall be considered filed against the consolidated Thomasville Debtors on and after the Effective Date. Any joint and several Liability of two or more of the Thomasville Debtors, and all Claims against such entities on account of such joint and several Liability, shall be considered a single Claim and single Liability against the consolidated Thomasville Debtors. Any guarantee by a Thomasville Debtor of the Liabilities of any other Thomasville Debtor arising prior to the Effective Date shall be deemed eliminated under the Plan so that any Claim against any Thomasville Debtor and any guaranty thereof executed by any other Thomasville Debtor shall be deemed to be one obligation of the consolidated Thomasville Debtors. Intercompany Claims between the Thomasville Debtors shall be waived and eliminated.
(v)    Consolidation of HDM Debtors
The Assets and Liabilities of each of the HDM Debtors shall be deemed to be the Assets and Liabilities of a single, consolidated entity. Each and every Claim filed or to be filed in the Chapter 11 Cases against any of the HDM Debtors shall be considered filed against the consolidated HDM Debtors on and after the Effective Date. Any joint and several Liability of two or more of the HDM Debtors, and all Claims against such entities on account of such joint and several Liability, shall be considered a single Claim and single Liability against the consolidated HDM Debtors. Any guarantee by an HDM Debtor of the Liabilities of any other HDM Debtor arising prior to the Effective Date shall be deemed eliminated under the Plan so that any Claim against any HDM Debtor and any guaranty thereof executed by any other HDM Debtor shall be deemed to be one obligation of the consolidated HDM Debtors. Intercompany Claims between the HDM Debtors shall be waived and eliminated.

7.2    PBGC Settlement
Upon (i) the entry of an order of the Bankruptcy Court approving the PBGC Settlement in all material respects and (ii) the occurrence of the Effective Date, all provisions of the PBGC Settlement that have not yet gone effective shall become effective and the Liquidating Trustee shall administer the PBGC Settlement and shall make any and all payments required pursuant to the terms thereof.
(a)Distributions of PBGC Incremental Cash to Consenting Creditors: For the purposes of distributing the PBGC Incremental Cash, a consenting creditor shall be only (i) the holder of an Allowed General Unsecured Claim other than PBGC that (y) either voted such Claim to accept the Plan or did not vote such Claim to reject the Plan and (z) did not object to confirmation of the Plan and (ii) any subsequent holder of such Claim to the extent of such Claim (collectively, the “Consenting Creditors”). Each Consenting Creditor shall receive its Ratable Proportion (taking into account only claims held by Consenting Creditors) of PBGC Incremental Cash, in accordance with Section 8.2 of this Plan. For the avoidance of doubt, a party that holds or acquires a Claim of a creditor other than a Consenting Creditor shall not receive any distribution of PBGC Incremental Cash on account of such Claim and shall not be a Consenting Creditor to the extent of such Claim.
(b)Distribution of Net Litigation Proceeds: No Excess Litigation Proceeds shall be distributed until all Causes of Action brought by the Liquidating Trust have been resolved by Final Order, and all such Excess Litigation Proceeds, if any, shall be reserved. Once all such Causes of Action have been resolved by Final Order, the Excess Litigation Proceeds shall be divided among the Debtor Groups pro rata based on the amount of Net Litigation Proceeds recovered by each such Debtor Group. Once each Debtor Group receives its pro rata share of the Excess Litigation Proceeds as set forth above, the Liquidating Trustee shall distribute to each holder of an Allowed General Unsecured Claim against that Debtor Group its Distribution Pro Rata Share without taking into account any PBGC GUC Claim. For the avoidance of doubt, and notwithstanding anything to the contrary in this Plan, PBGC shall not receive any distribution of the Excess Litigation Proceeds.
(c)Payment of PBGC Minimum Funding Lien Claim: The PBGC Minimum Funding Lien Claim shall be paid in full from the Foreign Subsidiaries Reserve (as defined in the PBGC Settlement) prior to the payment of any administrative, priority, intercompany, or other claims that may be paid from the Foreign Subsidiaries Reserve on or promptly after the Effective Date.
7.3    Liquidation of the Debtors
(a)Appointment of Liquidating Trustee
The Liquidating Trustee shall be selected by the members of the Creditors’ Committee, after consultation with the Debtors, and shall be identified in the Liquidating Trust Agreement to be filed with the Bankruptcy Court with the Plan Supplement. The appointment of the Liquidating Trustee shall be approved in the Confirmation Order, and the Liquidating Trustee’s

duties shall commence as of the Effective Date. The Liquidating Trustee shall administer the Plan and the Liquidating Trust and shall serve as a representative of the Estates under section 1123(b) of the Bankruptcy Code for the purpose of enforcing Causes of Action belonging to the Estates.
In accordance with the Liquidating Trust Agreement, the Liquidating Trustee shall serve in such capacity through the earlier of (i) the date that the Liquidating Trust is dissolved in accordance with Section 7.3(j) and (ii) the date such Liquidating Trustee resigns, is terminated, or is otherwise unable to serve; provided, however, that, in the event that the Liquidating Trustee resigns, is terminated, or is otherwise unable to serve, the Liquidating Trust Oversight Committee shall appoint a successor to serve as the Liquidating Trustee in accordance with the Liquidating Trust Agreement. To the extent that the Liquidating Trust Oversight Committee does not appoint a successor within the time periods specified in the Liquidating Trust Agreement, then the Court, upon the motion of any party-in-interest, including counsel to the Liquidating Trust, shall approve a successor to serve as the Liquidating Trustee. Any such successor Liquidating Trustee shall serve in such capacity until the Liquidating Trust is dissolved.
(b)Responsibilities of Liquidating Trustee
Responsibilities of the Liquidating Trustee shall include, but are not limited to:

(i)	administering the implementation of the Plan, including the making of the Distributions contemplated herein;

(ii)	marshalling, marketing for sale, and liquidating the Estates’ Assets for Cash;

(iii)
conducting an analysis of any and all Claims and Equity Interests and prosecuting objections thereto or settling or otherwise compromising such Claims and Equity Interests, if necessary and appropriate, in accordance with Article IX of the Plan;

(iv)	maintaining and administering the Reserves in accordance with the terms of this Plan;

(v)
commencing, prosecuting, or settling claims and Causes of Action, enforcing contracts, and asserting claims, defenses, offsets and privileges in accordance with the Plan and paying all associated costs;

(vi)	recover and compel turnover of the Debtors’ property;

(vii)	paying Liquidating Trust Expenses;

(viii)
abandoning any property constituting the Estates’ Assets that cannot be sold or otherwise disposed of for value and whose Distribution to holders of Allowed Claims would not be feasible or cost-effective in the Liquidating Trustee’s reasonable judgment;

(ix)	preparing and filing post-Effective Date operating reports;

(x)	filing appropriate tax returns in the exercise of the Liquidating Trustee’s fiduciary obligations;

(xi)	retaining such professionals as are necessary and appropriate in furtherance of Liquidating Trustee’s fiduciary obligations; and

(xii)	taking such actions as are necessary and reasonable to carry out the purposes of the Liquidating Trust, including winding down the Debtors’ business affairs.

(c)	Establishment of a Liquidating Trust
Any and all of the Estates’ Assets shall remain assets of the Estates pursuant to section 1123(b)(3)(B) of the Bankruptcy Code and on the Effective Date shall be transferred to and vest in the Liquidating Trust. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, only the Liquidating Trust and the Liquidating Trustee shall have the right to pursue or not to pursue, or, subject to the terms of this Plan and the Liquidating Trust Agreement, compromise or settle any Liquidating Trust Assets. From and after the Effective Date, the Liquidating Trust and the Liquidating Trustee may commence, litigate, and settle any Causes of Action or Claims relating to the Liquidating Trust Assets or rights to payment or Claims that belong to the Debtors as of the Effective Date or are instituted by the Liquidating Trust and Liquidating Trustee on or after the Effective Date, except as otherwise expressly provided in this Plan and the Liquidating Trust Agreement. The Liquidating Trust shall be entitled to enforce all defenses and counterclaims to all Claims asserted against the Debtors and their Estates, including setoff, recoupment and any rights under section 502(d) of the Bankruptcy Code.
Other than as set forth herein, no other Person may pursue such Liquidating Trust Assets on or after the Effective Date. The Liquidating Trustee shall be deemed hereby substituted as plaintiff, defendant, or in any other capacity for the Debtors in any Causes of Action pending before the Bankruptcy Court or any other court that relates to a Liquidating Trust Asset without the need for filing any motion for such relief. On the Effective Date, the Debtors and the Liquidating Trustee shall execute the Liquidating Trust Agreement and shall have established the Liquidating Trust pursuant to this Plan. In the event of any conflict between the terms of this Article VII and the terms of the Liquidating Trust Agreement, the terms of the Liquidating Trust Agreement shall control.

(d)	Liquidating Trust Assets
Notwithstanding any prohibition of assignability under applicable non-bankruptcy law, on the Effective Date and periodically thereafter if additional Liquidating Trust Assets become available, the Debtors shall be deemed to have automatically transferred to the Liquidating Trust all of their right, title, and interest in and to all of the Liquidating Trust Assets, and in accordance with section 1141 of the Bankruptcy Code, including the Debtors’ attorney-client privilege. All such assets shall automatically vest in the Liquidating Trust free and clear of all Claims, Liens, and other interests, subject only to the Allowed Claims of the Liquidating Trust Beneficiaries as set forth in the Plan and the expenses of the Liquidating Trust as set forth herein and in the Liquidating Trust Agreement. Thereupon, the Debtors shall have no interest in or with respect to the Liquidating Trust Assets or the Liquidating Trust.

(e)	Treatment of Liquidating Trust for Federal Income Tax Purposes; No Successor-in-Interest
The Liquidating Trust shall be established for the primary purpose of liquidating and distributing the assets transferred to it, in accordance with Treas. Reg. § 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust. Accordingly, the Liquidating Trustee shall, in an expeditious but orderly manner, liquidate and convert to Cash the Liquidating Trust Assets, make timely distributions to the Liquidating Trust Beneficiaries and not unduly prolong its duration. The Liquidating Trust shall not be deemed a successor-in-interest of the Debtors for any purpose other than as specifically set forth herein or in the Liquidating Trust Agreement. The record holders of beneficial interests shall be recorded and set forth in a register maintained by the Liquidating Trustee expressly for such purpose.
The Liquidating Trust is intended to qualify as a “grantor trust” for federal income tax purposes with the Liquidating Trust Beneficiaries treated as grantors and owners of the Liquidating Trust. For all federal income tax purposes, all parties (including the Debtors, the Liquidating Trustee, and the Liquidating Trust Beneficiaries) shall treat the transfer of the Liquidating Trust Assets by the Debtors to the Liquidating Trust, as set forth in the Liquidating Trust Agreement, as a transfer of such assets by the Debtors to the holders of Allowed Claims entitled to distributions from the Liquidating Trust Assets, followed by a transfer by such holders to the Liquidating Trust. Thus, the Liquidating Trust Beneficiaries shall be treated as the grantors and owners of a grantor trust for federal income tax purposes.
As soon as practicable after the Effective Date, the Liquidating Trustee shall make a good faith determination of the fair market value of the Estates’ Assets as of the Effective Date, provided, however, that the Liquidating Trustee shall not be required to hire an expert to make such a valuation. This valuation shall be used consistently by all parties (including the Debtors, the Liquidating Trustee, and the holders of General Unsecured Claims) for all federal income tax purposes. The Bankruptcy Court shall resolve any dispute regarding the valuation of the Liquidating Trust Assets.
The right and power of the Liquidating Trustee to invest the Liquidating Trust Assets, the proceeds thereof, or any income earned by the Liquidating Trust, shall be limited to the right and power that a liquidating trust, within the meaning of Section 301.7701-4(d) of the Treasury Regulations, is permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings or other IRS pronouncements, and to the investment guidelines of Bankruptcy Code section 345. The Liquidating Trustee may expend the Cash of the Liquidating Trust (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the respective assets of the Liquidating Trust during liquidation, (ii) to pay the respective reasonable administrative expenses (including any taxes imposed on the

Liquidating Trust) and (iii) to satisfy other respective liabilities incurred by the Liquidating Trust in accordance with the Plan and the Liquidating Trust Agreement (including the payment of any taxes).
(f)The Liquidating Trust Oversight Committee. The Creditors’ Committee, after consultation with the Debtors, shall choose a minimum of three (3) individuals to serve as members of the Liquidating Trust Oversight Committee, which shall have the responsibility to review and advise the Liquidating Trustee with respect to the liquidation and distribution of the Estates’ Assets in accordance with the Liquidating Trust Agreement and this Plan. The Debtors or the Creditors’ Committee shall file a notice identifying the members of the Liquidating Trust Oversight Committee no later than five (5) days prior to the Voting Deadline. Vacancies on the Liquidating Trust Oversight Committee shall be filled by a Person designated by the remaining member or members of the Liquidating Trust Oversight Committee from among the holders of General Unsecured Claims, and the Liquidating Trust Oversight Committee shall use reasonable efforts to maintain such composition of the members of the Liquidating Trust Oversight Committee as existed prior to the resignation of such member. The Liquidating Trustee shall have the authority to seek an order from the Bankruptcy Court removing or replacing members of the Liquidating Trust Oversight Committee for cause. Any successor appointed pursuant to this Section shall become fully vested with all of the rights, powers, duties and obligations of his or her predecessor. For the avoidance of doubt, no member of the Liquidating Trust Oversight Committee shall be compensated for serving as a member of the Liquidating Trust Oversight Committee, provided, however, that such members may be reimbursed from the Liquidation Trust for reasonable out of pocket expenses.
Pursuant to the Liquidating Trust Agreement, the Liquidating Trustee will need the consent of at least two (2) members of the Liquating Trustee Oversight Committee, or approval of the Bankruptcy Court, before pursuing any potential Avoidance Actions under 11 U.S.C. § 547.

(g)	Expenses of Liquidating Trustee
The Liquidating Trustee Expenses shall be paid from the Liquidating Trust Assets.

(h)	Insurance; Bond
The Liquidating Trustee shall obtain insurance coverage with respect to the liabilities and obligations of the Liquidating Trustee and the Liquidating Trust Oversight Committee under the Liquidating Trust Agreement (in the form of an errors and omissions policy or otherwise) unless both the Liquidating Trustee and Liquidating Trust Oversight Committee unanimously agree that such insurance shall not be required. Unless otherwise agreed to by the Liquidating Trust Oversight Committee, the Liquidating Trustee shall serve with a bond, the terms of which shall be agreed to by the Liquidating Trust Oversight Committee, and the cost and expense of which shall be paid by the Liquidating Trust.

(i)	Fiduciary Duties of the Liquidating Trustee

Pursuant to this Plan and the Liquidating Trust Agreement, the Liquidating Trustee shall act in a fiduciary capacity on behalf of the interests of all holders of Claims that will receive Distributions pursuant to the terms of this Plan.

(j)	Termination of the Liquidating Trust
The Liquidating Trust will terminate on the earlier of: (a) final liquidation, administration and distribution of the Liquidating Trust Assets in accordance with the terms of the Liquidating Trust Agreement and the Plan, and its full performance of all other duties and functions as set forth in the Liquidating Trust Agreement or the Plan; and (b) the fifth (5th) anniversary of the Effective Date. Notwithstanding the foregoing, multiple fixed term extensions can be obtained so long as Bankruptcy Court approval is obtained within six (6) months before the expiration of the term of the Liquidating Trust and each extended term. The aggregate of all such extensions shall not exceed three (3) years, unless the Liquidating Trustee receives a favorable ruling from the IRS that any further extension would not adversely affect the status of the Liquidating Trust as a liquidating trust within the meaning of Section 301.7701-4(d) of the Treasury Regulations for federal income tax purposes. After (a) the final Distributions pursuant to this Plan, (b) the filing by or on behalf of the Liquidating Trust of a certification of dissolution with the Bankruptcy Court, and (c) any other action deemed appropriate by the Liquidating Trustee, the Liquidating Trust shall be deemed dissolved for all purposes without the necessity for any other or further actions.

(k)	Liability of Liquidating Trustee; Indemnification
Neither the Liquidating Trustee, the Liquidating Trust Oversight Committee, their respective members, designees or professionals, or any duly designated agent or representative of the Liquidating Trustee or the Liquidating Trust Oversight Committee, nor their respective employees, shall be liable for the act or omission of any other member, designee, agent, or representative of such Liquidating Trustee or Liquidating Trust Oversight Committee, nor shall such Liquidating Trustee, or any member of the Liquidating Trust Oversight Committee, be liable for any act or omission taken or omitted to be taken in its capacity as Liquidating Trustee, or as a member of the Liquidating Trust Oversight Committee, respectively, other than for specific acts or omissions resulting from such Liquidating Trustee’s or such member’s willful misconduct, gross negligence, or fraud. The Liquidating Trustee shall be entitled to enjoy all of the rights, powers, immunities and privileges applicable to a chapter 7 trustee and the Liquidating Trust Oversight Committee shall be entitled to enjoy all of the rights, powers, immunities and privileges of an official committee of unsecured creditors. The Liquidating Trustee, or the Liquidating Trust Oversight Committee, may, in connection with the performance of its functions, and in its sole and absolute discretion, consult with its attorneys, accountants, financial advisors and agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such persons, regardless of whether such advice or opinions are provided in writing. Notwithstanding such authority, neither the Liquidating Trustee nor the Liquidating Trust Oversight Committee shall be under any obligation to consult with its attorneys, accountants, financial advisors or agents, and their determination not to do so shall not result in the imposition of liability on the Liquidating Trustee or Liquidating Trust Oversight Committee or their respective members and/or designees, unless such determination is based on willful misconduct, gross negligence, or fraud. The Liquidating Trust shall indemnify and hold harmless the Liquidating Trustee, the Liquidating Trust Oversight Committee and their members, designees and professionals, and all duly designated agents and representatives thereof (in their capacity as such), from and against and in respect of all liabilities, losses, damages, claims, costs and expenses (including reasonable attorneys’ fees, disbursements, and related expenses) which such parties may incur or to which such parties may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against such parties arising out of or due to their acts or omissions, or consequences of such acts or omissions, with respect to the implementation or administration of the Liquidating Trust or the Plan or the discharge of their duties under the Liquidating Trust Agreement; provided, however, that no such indemnification will be made to such persons for actions or omissions as a result of willful misconduct, gross negligence, or fraud. Persons dealing with the Liquidating Trustee shall look only to the Liquidating Trust Assets to satisfy any liability incurred by the Liquidating Trustee or the Liquidating Trust Oversight Committee to such person in carrying out the terms of the Liquidating Trust Agreement, and neither the Liquidating Trustee nor the Liquidating Trust Oversight Committee shall have any personal obligation to satisfy any such liability.

(l)	Full and Final Satisfaction Against Liquidating Trust
On and after the Effective Date, the Liquidating Trust shall have no liability on account of any Claims or Equity Interests except as set forth in the Plan and in the Liquidating Trust Agreement. All payments and all Distributions made by the Liquidating Trustee under the Plan shall be in full and final satisfaction, settlement, and release of and in exchange for all Claims or Equity Interests against the Debtors.
7.4    Effectuating Documents; Further Transactions
The appropriate officer and/or director of the Debtors or the Liquidating Trustee, as applicable, shall be, and hereby are, authorized to execute, deliver, file, and record such contracts, instruments, releases, indentures, certificates, and other agreements or documents, and take such other actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

7.5    Cancellation of Instruments and Stock
On the Effective Date, all instruments evidencing or creating any indebtedness or obligation of the Debtors, except such instruments that are authorized or issued under this Plan, shall be canceled and extinguished. Additionally, as of the Effective Date, all Equity Interests in all of the Debtors, and any and all warrants, options, rights, or interests with respect to such Equity Interests that have been issued, could be issued, or that have been authorized to be issued but that have not been issued, shall be deemed cancelled and extinguished without any further action of any party; provided, however, that FBI shall issue one (1) share of common stock to the Liquidating Trust, and the Liquidating Trustee shall serve as the sole officer and director of FBI.
The holders of, or parties to, the cancelled notes, membership interests, share certificates, and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates, and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to this Plan.
7.6    Disposition of Books and Records
After the Effective Date, the Debtors shall transfer the Debtors’ books and records in the Debtors’ possession to the Liquidating Trust. From and after the Effective Date, the Liquidating Trustee shall continue to preserve and maintain all documents and electronic data transferred to the Liquidating Trust by the Debtors, and the Liquidating Trustee, subject to Section 7.8 hereof, shall not destroy or otherwise abandon any such documents and records (in electronic or paper format) absent further order of the Court after a hearing upon notice to parties-in-interest; provided, however, that the Liquidating Trustee may destroy or abandon such books and records upon entry of a Final Order closing the last Chapter 11 Case.
7.7    Corporate Existence and Dissolution of Debtors
Immediately after the Effective Date, the Liquidating Trustee shall be authorized to take, in his or her sole and absolute discretion, all actions reasonably necessary to dissolve one or more of the Debtors under applicable laws, including under the laws of the jurisdictions in which they may be organized or registered, and to pay all reasonable costs and expenses in connection with such dissolutions, including the costs of preparing or filing any necessary paperwork or documentation. Upon the final Distributions, any Debtors that have not been previously dissolved shall be deemed dissolved for all purposes without the necessity for other or further actions to be taken by or on behalf of the Debtors, and the Liquidating Trustee shall be authorized to file any certificate of cancellation or other documents as may be necessary or desirable to terminate the legal existence of FBI.
7.8    Closing the Chapter 11 Cases
Upon the Effective Date, the Chapter 11 Cases for the Debtors, except for FBI, shall be deemed closed, and the Liquidating Trustee shall submit separate orders to the Bankruptcy Court under certification of counsel closing each such Chapter 11 Case. After all Causes of Action and Disputed Claims have been resolved, the U.S. Trustee Fees have been paid, all of the Estates’

Assets have been distributed in accordance with this Plan, or at such earlier time as the Liquidating Trustee deems appropriate, the Liquidating Trustee shall seek authority from the Bankruptcy Court to close the Chapter 11 Case for FBI, in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Bankruptcy Rules.
ARTICLE VIII.
DISTRIBUTIONS UNDER THE PLAN
8.1    Distributions on Allowed General Unsecured Claims
All Allowed General Unsecured Claims held by a single creditor against one or more Debtors within a Debtor Group as set forth in Section 7.1(c), shall be aggregated and treated as a single Claim. At the written request of the Liquidating Trustee, any creditor holding multiple Allowed General Unsecured Claims shall provide to the Liquidating Trustee a single address to which any Distributions shall be sent.
8.2    Timing of Distributions
(a)Distributions on Account of Allowed A/P/S Claims. The Liquidating Trustee shall pay any Allowed A/P/S Claim against the Debtors, as soon as practicable after the later of (a) the Effective Date and (b) the date upon which any such Claim becomes an Allowed Claim.
(b)Interim Distributions on Account of Allowed General Unsecured Claims. Subject to approval of the Liquidating Trust Oversight Committee as set forth in the Liquidating Trust Agreement, (a) the Liquidating Trustee shall make an interim distribution to holders of Allowed General Unsecured Claims at least semi-annually provided that any such distribution is not unduly burdensome to the Liquidating Trust, and (b) shall have the right to make more frequent interim distributions if the Liquidating Trustee determines that such interim distributions are warranted and economical; provided, however, that any such distribution shall only be made if the Liquidating Trustee retains amounts reasonably necessary to meet contingent liabilities, to maintain the value of the Liquidating Trust Assets during liquidation, and to satisfy other liabilities or expenses incurred by the Liquidating Trust in accordance with this Plan or the Liquidating Trust Agreement.
(c)Final Distributions on Allowed General Unsecured Claims. Notwithstanding anything else in this Plan, upon the settlement and satisfaction of all A/P/S Claims, the completion of the prosecution and/or settlement of all Claims Objections and Causes of Action, and the completion of the sale and/or liquidation of all Assets, the Liquidating Trustee shall distribute, as soon as practicable, all remaining Liquidating Trust Assets to holders of Allowed General Unsecured Claims.
8.3    Delivery of Distributions
Subject to Bankruptcy Rule 9010, all Distributions to any holder of an Allowed Claim shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or its agents, as applicable, unless the Debtors or the Liquidating Trustee have been notified in writing of a change of address, including by the filing of a proof of claim by such holder that contains an address for such holder different than the address of such holder as set forth on the Schedules. Nothing in this Plan shall require the Debtors or the Liquidating Trustee to attempt to locate any holder of an Allowed Claim.
The Liquidating Trustee shall require any holders of Allowed Claims or other distributee to furnish to the Liquidating Trustee in writing an Employer Identification Number or Taxpayer Identification Number as assigned by the Internal Revenue Service and the Liquidating Trustee may condition any Distribution to any holders of Allowed Claims or other distributee upon receipt of such identification number. If the Employer Identification Number or Taxpayer Identification Number are not provided by the required deadline established by the Liquidating Trustee, the Claim of any holders of Allowed Claims or other distributee may be expunged and no Distribution will be made by the Liquidating Trustee to such holders of Allowed Claims or other distributee.
8.4    Undeliverable and Unclaimed Distributions

(a)	Holding Undeliverable and Unclaimed Distributions
If the Distribution to any holder of an Allowed Claim is returned as undeliverable or is otherwise unclaimed, no additional Distributions shall be made to such holder unless and until the Liquidating Trustee is notified in writing of such holder’s then-current address. Nothing contained in this Plan shall require the Liquidating Trustee to attempt to locate any holder of an Allowed Claim.
The Liquidating Trustee shall make all Distributions that have become deliverable as soon as reasonably practicable after such Distribution has become deliverable or has been claimed.

(b)	Failure to Claim Unclaimed/Undeliverable Distributions
Subject to Section 8.7 of the Plan, any holder of an Allowed Claim that does not assert a Claim pursuant to this Plan for an undeliverable or unclaimed Distribution within six (6) months after the Distribution is made shall be deemed to have its Claim expunged and shall have forfeited its right to such undeliverable or unclaimed Distribution and any subsequent Distribution on account of its Allowed Claim and shall be forever barred and enjoined from asserting any such Claim for an undeliverable or unclaimed Distribution or any subsequent Distribution on account of its Allowed Claims against the Debtors, their Estates, their property or the Assets. In such cases, such unclaimed/undeliverable Distributions shall be redistributed and paid to holders of Allowed Claims in accordance with the Plan, free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary.

(e)	Charitable Donations
On or about the time that a final Distribution is made and upon the Liquidating Trustee determining that there are insufficient funds remaining to warrant a further Distribution to holders of Claims under the Plan, the Liquidating Trustee, with the approval of the Liquidating Trust Oversight Committee, may donate any undistributed funds to one or more charities selected by the Liquidating Trustee, provided that any charity selected shall not be affiliated with or connected to the Debtors or the Liquidating Trustee.
8.5    Transfer of Claims
The Claims Register shall remain open after the Effective Date and the Liquidating Trustee shall recognize any transfer of Claims in accordance with Bankruptcy Rules 3001(e) at any time thereafter, provided that for purposes of each Distribution, the Liquidating Trustee will not recognize any transfer during the period commencing thirty (30) calendar days prior to making any Distribution. Except as otherwise provided in the Plan, any transfer of a Claim, whether occurring prior to or after the Confirmation Date, shall not affect or alter the classification and treatment of such Claim under the Plan and any such transferred Claim shall be subject to classification and treatment under the Plan as if such Claim was held by the transferor who held such Claim on the Petition Date.
8.6    Manner of Payment
At the option of the Liquidating Trustee, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.
8.7    Time Bar to Cash Payments by Check
Checks issued by, or on behalf of, the Debtors or the Liquidating Trust on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the date of issuance thereof. Requests for reissuance of any check shall be made in writing directly to the Liquidating Trustee by the holder of the Allowed Claim with respect to which such check originally was issued on or before the later of (a) the first anniversary of the Effective Date, (b) the first anniversary of the date on which the Claim at issue became an Allowed Claim, and (c) six (6) months after the date the check was issued. After such dates, all Claims in respect of void checks shall be expunged, extinguished, discharged, and forever barred, and the proceeds of such checks shall revest in the Liquidating Trust.
8.8    No Fractional Cents
Notwithstanding any other provision of the Plan to the contrary, no payment of fractional cents shall be made pursuant to the Plan. Whenever any payment of a fraction of a cent under the Plan would otherwise be required, the actual Distribution made shall reflect a rounding of such fraction to the nearest whole penny (up or down) with half cents or more being rounded up and fractions less than half of a cent being rounded down.

8.9    Setoffs and Recoupment
The Liquidating Trustee may, but shall not be required to, set off against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim any Claims of any nature whatsoever that the Debtors may have against the claimant; provided, however, neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Liquidating Trust of any such claim they may have against such claimant.
8.10    Allocation of Plan Distributions Between Principal and Interest
To the extent that any Allowed Claim entitled to a Distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such Distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts.
8.11    Distributions After Effective Date
Distributions made after the Effective Date shall be deemed to have been made on the Effective Date.
8.12    Interest on Claims
Except as specifically provided for in the Plan or the Confirmation Order, interest shall not accrue on Claims, and no holders of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. In addition, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Petition through the date such Claim becomes an Allowed Claim. Except as expressly provided herein, no Claim shall be Allowed to the extent that it is for postpetition interest or other similar charges.
8.13    No Distribution in Excess of Allowed Amount of Claim
Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any Distribution in excess of the Allowed amount of such Claim.
8.14    Payment of Taxes on Distributions Received Pursuant to the Plan
All Persons that receive Distributions under the Plan shall be responsible for reporting and paying, as applicable, all appropriate federal, state and local taxes on account of such Distributions.
8.15    Reserves
On the Effective Date, and after making all Distributions required to be made on the Effective Date under the Plan, the Liquidating Trustee shall establish and maintain a separate reserve (each, a “Reserve”) for the estimated amount of the Liquidating Trust Expenses, as well as each Class of Claims and Unclassified Claims, which Reserve shall be administered by the Liquidating Trustee. To the extent that Reserves are established and maintained for the benefit of any holder of a Disputed Claim, such Reserves shall include an amount of Cash equal to the Distributions that would have been made to the holder of such Disputed Claim if it were an Allowed Claim in an amount equal to the lesser of (a) the amount of the Disputed Claim, (b) the amount in which the Disputed Claim shall be estimated by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code for purposes of allowance, which amount, unless otherwise ordered by the Bankruptcy Court, shall constitute and represent the maximum amount in which such Claim ultimately may become an Allowed Claim, or (c) such other amount as may be agreed upon by the holder of such Disputed Claim and the Liquidating Trustee.
8.16    Withholdings
The Liquidating Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Liquidating Trustee’s reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive, or other governmental requirement.
8.17    De Minimis Distributions
All De Minimis Distributions will be held by the Liquidating Trustee for the benefit of the Holders of Allowed Claims entitled to such De Minimis Distributions. When the aggregate amount of De Minimis Distributions held by the Liquidating Trustee for the benefit of a holder of a Claim exceeds $50.00, the Liquidating Trustee will distribute such De Minimis Distributions to such holder. If, at the time that the final Distribution under this Plan is to be made, the De Minimis Distributions held by the Liquidating Trustee for the benefit of a holder of a Claim total less than $50.00, such funds shall not be distributed to such holder, but rather, such Claims shall be deemed expunged and such Distribution shall vest in the Liquidating Trust and be distributed to other holders of Allowed Claims in accordance with the terms of this Plan.
ARTICLE IX.
PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS
9.1    Claims Administration Responsibilities
Except as otherwise specifically provided in the Plan and the Liquidating Trust Agreement, after the Effective Date, the Liquidating Trustee shall have the sole authority (a) to file, withdraw, or litigate to judgment objections to Claims or Equity Interests, (b) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court, (c) to amend the Schedules in accordance with the Bankruptcy Code, and (d) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

9.2    Claims Objections
Unless a Claim is expressly described as an Allowed Claim pursuant to or under this Plan, or otherwise becomes an Allowed Claim prior to the Effective Date, upon the Effective Date, the Liquidating Trustee shall be deemed to have a reservation of any and all objections of the Estates to any and all Claims and motions or requests for the payment of Claims, whether administrative expense, priority, secured or unsecured, including any and all objections to the validity or amount of any and all alleged Administrative Claims, Priority Tax Claims, Priority Non-Tax Claims, Secured Claims, General Unsecured Claims, Subordinated Securities Claims, Equity Interests, Liens and security interests, whether under the Bankruptcy Code, other applicable law or contract. The Debtors’ or the Liquidating Trustee’s failure to object to any Claim in the Chapter 11 Cases shall be without prejudice to the Liquidating Trustee’s rights to contest or otherwise defend against such Claim in the Bankruptcy Court when and if such Claim is sought to be enforced by the Holder of such Claim.
Unless otherwise provided in this Plan or by order of the Bankruptcy Court, any objections to Claims (including Administrative Expense Claims but excluding Professional Fee Claims) by the Liquidating Trustee shall be filed and served not later than 180 days after the later of (i) the Effective Date or (ii) the date such Claim is filed (the “Claims Objection Deadline”), provided that the Liquidating Trustee may request (and the Bankruptcy Court may grant) an extension of such deadline by filing a motion with the Bankruptcy Court, based upon a reasonable exercise of the Liquidating Trustee’s business judgment; provided further that with respect to Claims that, as of the Claims Objection Deadline, are subject to a pending objection (an “Initial Objection”) wherein the objection to such Claim is ultimately denied, the Claims Objection Deadline shall be extended to the later of sixty (60) calendar days from the date on which (a) the Bankruptcy Court enters an order denying such Initial Objection or (b) any appellate court enters a Final Order reversing or vacating an order of the Bankruptcy Court granting such Initial Objection. A motion seeking to extend the deadline to object to any Claim shall not be deemed an amendment to this Plan.
9.3    Estimation of Claims
The Liquidating Trustee may (but is not required to) at any time request that the Bankruptcy Court estimate any Contingent Claim, Unliquidated Claim, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Liquidating Trustee, as applicable, previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Contingent Claim, Unliquidated Claim, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Liquidating Trustee may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.
9.4    Adjustment to Claims Without Objection
Any Claim that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Claims Agent at the direction of the Liquidating Trustee without the Liquidating Trustee having to file an application, motion, complaint, Objection, or any other legal proceeding seeking to object to such Claim and without any further notice to or action, order, or approval of the Bankruptcy Court.
9.5    No Distributions Pending Allowance
Notwithstanding any other provision hereof, if any portion of a Claim is Disputed, no payment or Distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes Allowed.
9.6    Distributions After Allowance
To the extent that a Disputed Claim ultimately becomes an Allowed Claim, Distributions (if any) shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan.
9.7    Disallowance of Certain Claims
Any Claims held by Persons from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or by a Person that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and such Persons may not receive any Distributions on account of their Claims until such time as such Causes of Action against such Persons have been settled or a Final Order with respect thereto has been entered and all sums due, if any, to the Debtors by such Person have been turned over or paid to the Liquidating Trust.
9.8    Offer of Judgment
The Liquidating Trustee is authorized to serve upon a holder of a Claim an offer to allow judgment to be taken on account of such Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Federal Rule of Civil Procedure 68 shall apply to such offer of judgment. To the extent the holder of a Claim must pay the costs incurred by the Liquidating Trustee after the making of such offer, the Liquidating Trustee is entitled to set off such amounts against the amount of any Distribution to be paid to such holder without any further notice to or action, order, or approval of the Bankruptcy Court.

9.9    Amendments to Claims
On or after the Effective Date, a Claim may not be filed or amended without the prior authorization of the Bankruptcy Court or the Liquidating Trustee and any such new or amended Claim filed without prior authorization shall be deemed disallowed in full and expunged without any further action.
9.10    Claims Paid and Payable by Third Parties
A Claim shall be Disallowed without an Objection thereto having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not the Debtors, the Liquidating Trust, or the Liquidating Trustee. No Distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged from the Claims Register without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.
ARTICLE X.
EXECUTORY CONTRACTS AND LEASES
10.1    Executory Contracts and Unexpired Leases Deemed Rejected
On the Effective Date, all of the Debtors’ executory contracts and unexpired leases will be deemed rejected as of the Effective Date in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except to the extent (a) the Debtors previously have assumed, assumed and assigned, or rejected such executory contract or unexpired lease, (b) prior to the Effective Date, the Debtors have filed a motion to assume, assume and assign, or reject an executory contract or unexpired lease on which the Bankruptcy Court has not ruled, (c) an executory contract and unexpired lease is identified in the Plan Supplement as an executory contract or unexpired lease to be assumed or assumed and assigned pursuant to the Plan, or (d) executory contracts and unexpired leases under which the counterparty has consented to the extension of the time by which the Debtors must assume or reject to a date beyond the Effective Date. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of all rejections of executory contracts and unexpired leases pursuant to this Section 10.1 and sections 365(a) and 1123 of the Bankruptcy Code.
10.2    Bar Date For Rejection Damages
If the rejection by the Debtors of an executory contract or an unexpired lease pursuant to Section 10.1 of the Plan results in damages to the other party or parties to such executory contract or unexpired lease, a Claim for such damages arising from such rejection shall not be enforceable against the Debtors or their Estates or agents, successors, or assigns, unless a proof of Claim is filed with the Claims Agent so as to actually be received on or before the Rejection Bar Date.
Any Person that is required to file a proof of Claim arising from the rejection of an executory contract or unexpired lease under the Plan and that fails to timely do so shall be forever barred, estopped, and enjoined from asserting such Claim, and such Claim shall not be enforceable against the Liquidating Trust, the Liquidating Trustee, the Debtors, the Estates, and their respective properties, and the Liquidating Trust, the Liquidating Trustee, Debtors, the Estates, and their respective properties shall be forever discharged from any and all Liability with respect to such Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein. All such Claims shall, as of the Effective Date, be subject to the permanent injunction pursuant to Section 13.5 of the Plan and the Confirmation Order.
ARTICLE XI.
CONDITIONS PRECEDENT TO THE EFFECTIVE DATE
11.1    Conditions Precedent to the Effective Date
The Effective Date shall not occur, and the Plan shall not become effective with respect to the Debtors, unless and until the following conditions are satisfied in full or waived in accordance with Section 11.2 of the Plan:

(a)	the Bankruptcy Court shall have entered the Confirmation Order which shall have become a Final Order;

(b)	the Bankruptcy Court shall have entered an order approving the PBGC Settlement in all material respects which shall have become a Final Order;

(c)	the Debtors and the Liquidating Trustee shall have executed the Liquidating Trust Agreement;

(d)	all actions and all agreements, instruments, or other documents necessary to implement the terms and provisions of the Plan are effected or executed and delivered, as applicable; and

(e)
all authorizations, consents, and regulatory approvals, rulings, letters, no-action letters, opinions, or documents, if any, that are necessary to implement the Plan or that are required by the applicable Debtor entity or applicable law, regulation, or order, in connection with the Consummation of the Plan shall have been obtained and not revoked.

11.2    Waiver of Conditions Precedent to the Effective Date
Each of the conditions precedent in Section 11.1 hereof may be waived, in whole or in part, by the Debtors, after consultation with the Creditors’ Committee, without leave or order of the Bankruptcy Court and without any formal action on the part of the Bankruptcy Court. The

Debtors and the Liquidating Trustee reserve the right to assert that any appeal from the Confirmation Order shall be moot after the Effective Date of this Plan.
11.3    Satisfaction of Conditions
Except as expressly provided or permitted in the Plan, any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. In the event that one or more of the conditions specified in Section 11.1 hereof shall not have occurred or otherwise been waived pursuant to Section 11.2 hereof, (a) the Confirmation Order shall be vacated, (b) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, and (c) the Debtors’ obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.
ARTICLE XII.
EFFECT OF CONFIRMATION
12.1    Compromise and Settlement of Claims, Equity Interests, and Controversies
Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Equity Interests, and controversies relating to the contractual, legal, and subordination rights that a holder of a Claim or Equity Interest may have with respect to any Allowed Claim or Allowed Equity Interest or any Distribution to be made on account of such Allowed Claim or Allowed Equity Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Equity Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of Claims and Equity Interests, and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Liquidating Trustee may compromise and settle Claims against them and Causes of Action against other Entities.
12.2    Binding Effect
Subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan, the Plan Supplement, and the Confirmation Order shall bind (a) any holder of a Claim against, or Equity Interest in, the Debtors and such holder’s respective successors and assigns (whether or not the Claim or Equity Interests are Impaired under the Plan, whether or not such holder has vote to accept the Plan, and whether or not such holder is entitled to a Distribution under the Plan), (b) all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, (c) each Person acquiring property under the Plan or the Confirmation Order, and (d) any and all non-Debtor parties to executory contracts and unexpired leases with the Debtors. All Claims and debts shall be fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any holder of a Claim or debt has voted on the Plan.
12.3    Reservation of Causes of Action/Reservation of Rights
Except with respect to the exculpation in Section 13.1 hereof and the releases in Section 13.2 hereof, nothing contained in the Plan shall be deemed to be a waiver or the relinquishment of any Causes of Action that the Debtors or the Liquidating Trust, as applicable, may have or may choose to assert against any Person.
ARTICLE XIII.
EXCULPATION, RELEASE, INJUNCTION, AND RELATED PROVISIONS
13.1    Exculpation
None of the Debtors, the Debtors-in-Possession, the Liquidating Trust, the Liquidating Trustee, and the current or former directors, officers, employees, Affiliates, agents, accountants, financial advisors, investment bankers, restructuring advisors, attorneys, representatives, and other professionals of or to the Debtors and the Debtors-in-Possession who served or were employed in such capacities after the Petition Date, and each of their respective agents and representatives, the Released Parties, members of the Creditors’ Committee and the professionals retained by the Creditors’ Committee shall have or incur any Liability for any Claim, Cause of Action, or other assertion of Liability for any act taken or omitted to be taken in connection with or arising out of the Chapter 11 Cases, the sale of the Debtors’ assets, the formulation, dissemination, implementation, approval, confirmation, consummation, or administration of the Plan, property to be distributed under the Plan, or any other act or omission in connection with or arising out of the Chapter 11 Cases, the Plan, the Disclosure Statement, or any contract, instrument, document or other agreement related thereto; provided, however, that the foregoing shall not affect the Liability of any Person resulting from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct, fraud, or gross negligence. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, discharges, and any other applicable law or rules protecting such Persons from liability.

13.2	Releases by Debtors, the Estates, the Liquidating Trust, and the Liquidating Trustee
Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and in consideration of the services of the Released Parties, (a) the Debtors, (b) their respective Estates, (c) the Liquidating Trust, and (d) the Liquidating Trustee shall release, waive, and discharge unconditionally and forever each of the Released Parties from any and all Claims, Causes of Action, and Liabilities whatsoever (including those arising under the Bankruptcy Code), whether known or unknown, foreseen or unforeseen, existing or hereinafter arising in law, equity, or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence: (i) taking place before the Petition Date in connection with to the Debtors; (ii) in connection with or arising out of the Debtors’ Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation thereof, the administration thereof or the property to be distributed thereunder; provided, that the foregoing shall not operate as a waiver of or release from any Causes of Action resulting from the willful misconduct, fraud, or gross negligence of any Released Party.
13.3    Claims under Title I of ERISA
Notwithstanding anything to the contrary in this Plan, any claim arising under Title I of ERISA for breach of fiduciary duty or relating to a prohibited transaction with respect to the Pension Plan shall not be discharged, released, or enjoined.
13.4    Avoidance Actions/Objections
Except with respect to the exculpation in Section 13.1 hereof and the releases in Section 13.2 hereof, in the Confirmation Order, or by Final Order of the Bankruptcy Court, as applicable, from and after the Effective Date, the Liquidating Trustee shall have the right to prosecute any and all avoidance or equitable subordination actions, recovery Causes of Action, and Objections to Claims under sections 105, 502, 510, 542 through 551, and 553 of the Bankruptcy Code that belong to the Debtors or a Debtor-in-Possession.
13.5    Injunction
Except as otherwise provided in the Plan, all Persons that have held, hold, or may hold Claims against or Equity Interests in the Debtors or their Estates that arose prior to the Effective Date are permanently enjoined, solely with respect to any such Claims or Equity Interests, from: (a) commencing or continuing in any manner, directly or indirectly, any action or other proceeding of any kind against the Debtors, their Estates, the Liquidating Trust, or the Liquidating Trustee; (b) enforcing, attaching, collecting, or recovering, by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Debtors, their Estates, the Liquidating Trust, or the Liquidating Trustee; (c) creating, perfecting, or enforcing, in any manner, directly or indirectly, any Lien or encumbrance against the Debtors, their Estates, the Liquidating Trust, or the Liquidating Trustee; (d) except to the extent permitted by sections 362(b), 553, 559, 560, or 561 of the Bankruptcy Code, asserting any right of setoff, subrogation, or recoupment against the Debtors, their Estates, the Liquidating Trust, or the Liquidating Trustee; (e) pursuing any Claim or Cause of Action released pursuant to the Plan; or (f) taking any actions which interfere with the implementation or consummation of the Plan.
The rights afforded in the Plan and the treatment of all Claims and Equity Interests therein shall be in exchange for and in complete satisfaction of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against the Debtors or any of their respective assets, properties, or

Estates. On the Effective Date, all such Claims against, and Equity Interests in, the Debtors shall be fully released and discharged.
13.6    Terms of Stays and Injunctions
The automatic stay arising under section 362(a) of the Bankruptcy Code and the injunctions set forth in Section 13.5 of the Plan shall permanently remain in full force and effect.
ARTICLE XIV.
RETENTION OF JURISDICTION
The Bankruptcy Court shall have exclusive jurisdiction of all matters in connection with, arising out of or related to the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code, including to:

(a)	hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of cure amounts and Claims resulting therefrom;

(b)	determine any and all adversary proceedings, applications and contested matters;

(c)	hear and determine all applications for compensation and reimbursement of expenses under sections 330, 331 and 503(b) of the Bankruptcy Code;

(d)	hear and determine any Claim Objections (including requests for estimation) in respect of Disputed Claims, in whole or in part;

(e)	enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

(f)	issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(g)	consider any amendments to or modifications of the Plan or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including the Confirmation Order;

(h)
hear and determine disputes or issues arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, the Liquidating Trust Agreement, any transactions or payments contemplated hereby or thereby, any agreement, instrument, or other document governing or relating to any of the foregoing or any settlement approved by the Bankruptcy Court;

(i)
hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including any request by the Debtors), prior to the Effective Date or request by the

Liquidating Trustee after the Effective Date for an expedited determination of tax issues under section 505(b) of the Bankruptcy Code;

(j)	hear and determine all disputes involving the existence, scope, and nature of the discharges granted under the Plan, the Confirmation Order or the Bankruptcy Code;

(k)
issue injunctions and effect any other actions that may be necessary or appropriate to restrain interference by any Person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order or any other order of the Bankruptcy Court;

(l)	determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(m)	hear and determine any rights, Claims or Causes of Action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory;

(n)	recover all assets of the Debtors and property of the Debtors’ Estates, wherever located;

(o)
enforce the terms of the Liquidating Trust Agreement and to decide any claims or disputes which may arise or result from, or be connected with, the Liquidating Trust Agreement, any breach or default under the Liquidating Trust Agreement, or the transactions contemplated by the Liquidating Trust Agreement;

(p)	enforce the releases granted and injunctions issued pursuant to the Plan and the Confirmation Order;

(q)	enter a final decree closing the Chapter 11 Cases; and

(r)	hear any other matter not inconsistent with the Bankruptcy Code.
ARTICLE XV.
MISCELLANEOUS PROVISIONS
15.1    Effectuating Documents and Further Transactions
On or before the Effective Date, and without the need for any further order or authority, the Debtors shall file with the Bankruptcy Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Liquidating Trustee is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

15.2    Date of Distributions and Other Actions
In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.
15.3    Withholding and Reporting Requirements
In connection with this Plan and all Distributions hereunder, the Liquidating Trustee shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all Distributions under the Plan shall be subject to any such withholding or reporting requirements. Notwithstanding the above, each holder of an Allowed Claim that is to receive a Distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding, and other tax obligations, on account of such Distribution. The Liquidating Trustee has the right, but not the obligation, to refrain from making a Distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.

15.4    Corporate Action
On the Effective Date, all matters provided for under this Plan that would otherwise require approval of shareholders, directors or managers of one or more of the Debtors shall be in effect from and after the Effective Date pursuant to the applicable general business law of the states in which the Debtors are incorporated or organized, without any requirement of further action by the shareholders, directors or managers of the Debtors.
15.5    Modification of Plan
Alterations, amendments, or modifications of or to the Plan may be proposed in writing by the Debtors, after consultation with the Creditors’ Committee, at any time prior to the Confirmation Date; provided, that the Plan, as altered, amended, or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code and the Debtors have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended, or modified at any time after the Confirmation Date and before substantial consummation; provided, that the Plan, as altered, amended, or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code, and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended, or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments, or modifications. A holder of a Claim that has accepted the Plan prior to any alteration, amendment, or modification will be deemed to have accepted the Plan, as altered, amended, or modified, if the proposed alteration, amendment, or modification does not materially and adversely change the treatment of the holders of the Claims.

Prior to the Effective Date, the Debtors, after consultation with the Creditors’ Committee, may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not materially change the treatment of holders of Claims or Equity Interests.
15.6    Revocation or Withdrawal of the Plan
The Debtors reserve the right to revoke or withdraw the Plan, after consultation with the Creditors’ Committee, prior to the Confirmation Date. Subject to the foregoing sentence, if the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.
15.7    Plan Supplement
The Plan Supplement and the documents contained therein shall be filed with the Bankruptcy Court no later than five (5) calendar days before the deadline for voting to accept or reject the Plan; provided, that the documents included therein may thereafter be amended and supplemented, prior to execution, so long as such amendment or supplement does not materially and adversely change the treatment of holders of Claims. The Plan Supplement and the documents contained therein are incorporated into and made a part of the Plan as if set forth in full herein.
15.8    Payment of Statutory Fees
On or before the Effective Date, all fees payable under section 1930 of chapter 123 of title 28 of the United States Code shall be paid in Cash. Following the Effective Date, all such fees shall be paid by the Liquidating Trustee from the Liquidating Trust Assets until the earlier of the conversion or dismissal of the applicable Chapter 11 Case under section 1112 of the Bankruptcy Code, or the closing of the applicable Chapter 11 Case pursuant to section 350(a) of the Bankruptcy Code. For the avoidance of doubt, the U.S. Trustee Fees shall be deemed part of the Liquidating Trustee Expenses.
15.9    Dissolution of the Creditors’ Committee
On the Effective Date, except as provided in this Section 15.9, the Creditors’ Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to, arising from or in connection with the Chapter 11 Cases, and the retention or employment of the Creditors’ Committee’s attorneys, accountants, and other agents, if any, shall terminate, except for purposes of filing and prosecuting applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred in connection therewith, or any appeal of the Confirmation Order.

15.10    Exemption from Transfer Taxes
Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under or in connection with the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including the issuance of any stock, any merger agreements, or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.
15.11    Expedited Tax Determination
The Debtors and the Liquidating Trustee are authorized to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for any or all returns filed for, or on behalf of, the Debtors for any and all taxable periods (or portions thereof) ending after the Petition Date through and including the Effective Date.
15.12    Exhibits/Schedules
All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.
15.13    Substantial Consummation
On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.
15.14    Severability of Plan Provisions
In the event that, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall, at the request of the Debtors have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms.
15.15    Governing Law
Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit to the Plan or Plan Supplement provides otherwise (in which case the governing law specified therein shall be applicable to such exhibit), the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to its principles of conflict of law.
15.16    Conflicts
Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement conflicts with or is in any way inconsistent with any provision of the Plan, the Plan shall govern and control.
15.17    Reservation of Rights
If the Plan is not confirmed by a Final Order, or if the Plan is confirmed and does not become effective, the rights of all parties in interest in the Chapter 11 Cases are and will be reserved in full. Any concessions or settlements reflected herein, if any, are made for purposes of the Plan only, and if the Plan does not become effective, no party in interest in the Chapter 11 Cases shall be bound or deemed prejudiced by any such concession or settlement.
15.18    Post-Confirmation Reporting
Following confirmation of the Plan, the Liquidating Trustee shall file reports of its activities and financial affairs with the Bankruptcy Court, on a quarterly basis, within thirty (30) calendar days after the conclusion of each such period; provided that the Liquidating Trustee’s obligation to file such reports with the Bankruptcy Court shall terminate automatically upon the closing of the Chapter 11 Cases. Any such reports shall be prepared substantially consistent with (both in terms of content and format) the applicable Bankruptcy Court and U.S. Trustee guidelines on such matters.
15.19    Notices
If to the Debtors:

FBI Wind Down, Inc.
Attn: Meredith M. Graham, Esq.
1 N. Brentwood Blvd., Suite 700
St. Louis, MO 63105

with a copy to:

PAUL HASTINGS LLP
Park Avenue Tower
75 East 55th Street, First Floor
New York, New York 10022
Attn:     Luc A. Despins, Esq.
Leslie A. Plaskon, Esq.
James T. Grogan, Esq.

and
YOUNG CONAWAY STARGATT & TAYLOR, LLP
Rodney Square
1000 North King Street
Wilmington, Delaware 19801
Attn:     M. Blake Cleary

If to the Liquidating Trust or the Liquidating Trustee:

[_________________]

With a copy to:

[_________________]

If to the Oversight Committee:

[_________________]

After the Effective Date, the Liquidating Trustee may, in its sole discretion, notify Persons that, to continue to receive documents pursuant to Bankruptcy Rule 2002, such Person must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Liquidating Trustee is authorized to limit the list of Persons receiving documents pursuant to Bankruptcy Rule 2002 to those Persons who have filed such renewed requests.
[Remainder of page intentionally left blank.]

1

Dated:    April 21, 2014
    Wilmington, Delaware

Respectfully submitted,
FBI WIND DOWN, INC.
(on behalf of itself and the other Debtors and     Debtors-in-Possession)

By:          /s/ Meredith M. Graham
                        Name:    Meredith M. Graham
                        Title:    Its Officer and Director

2

Exhibit 1
Distribution Model

FBN Wind Down, Inc.
Distribution Model		Table A
$$ in millions
All amounts estimates except notes *		High Recovery / Low Claim Value

Distribution Model/ Allocation Methodology / Estimated Recoveries	Allocation Method	FBI Debtors	Broyhill Debtors	Lane Debtors	AT	Thomasville Debtors	HDB Debtors	Foreign Non-Debtors	Total

Step 1:
Gross Proceeds from HHG Sale of Assets	A	$5.0	$31.2	$56.1	$—	$55.0	$126.6	$8.1	$280.0
Step 2:
- Closing Adjustments	A	(0.1)	(0.8)	(1.5)	—	(1.5)	(3.3)	(0.2)	(7.4)
- DIP/Term Loans/Fees & Expenses	A	(3.1)	(18.9)	(34.1)	—	(33.4)	(75.6)	(4.9)	(169.9)
Net HHG Sale Proceeds		$1.8	$11.4	$20.6	$—	$20.1	$45.7	$3.0	$102.6
Step 3:
Net HHG Sale Proceeds		$1.8	$11.4	$20.6	$—	$20.1	$45.7	$3.0	$102.6
+ Airplane*	N/A	—	—	—	2.4	—	—	—	2.4
+ Roble Road Real Estate*	N/A	—	—	2.9	—	—	—	—	2.9
+ Excluded Assets no yet liquidated1	N/A	8.5	2.1	6.9	0.0	5.8	4.2	—	27.5
Gross Excluded Assets + HHG Net Sale Proceeds		$10.4	$13.6	$30.3	$2.4	$25.9	$49.9	$3.0	$135.5
Step 4:
Secured Claims (PBGC)*	N/A	—	—	—	—	—	—	(2.2)	(2.2)

Remaining Amounts (Steps 1-4)		$10.4	$13.6	$30.3	$2.4	$25.9	$49.9	$0.8	$133.3

Step 5:
Administrative Claims
Admin Expense Claims (PBGC)*	B	-0.0	(0.1)	(0.2)	—	(0.2)	(0.5)	—	(1.1)
All Other Administrative Claims[2]	A, B, C	(2.6)	(4.6)	(10.1)	(0.4)	(8.6)	(15.3)	(0.7)	(42.1)
Total Administrative Claims		(2.6)	(4.7)	(10.3)	(0.4)	(8.8)	(15.8)	(0.7)	(43.2)
Priority Claims[3]		(0.2)	(0.1)	(0.3)	(0.1)	(0.2)	(0.1)	—	(1.0)
Secured Claims (non-PBGC)		(0.3)	(0.9)	(0.3)	-0.0	(0.7)	-0.0	—	(2.2)
Estate/Liquidating Trust Expenses[4]		(1.1)	(1.5)	(3.2)	(0.3)	(2.8)	(0.3)	—	(14.2)
Total A/P/S Claims & Estate/Liquidating Trust Expense		$(4.2)	$(7.1)	$(14.1)	$(0.8)	$(12.6)	$(0.8)	$(0.7)	$(60.6)

Net Proceeds After A/P/S Claims & Estate/Liquidating Trust Expenses		$6.2	$6.4	$16.3	$1.7	$13.4	$28.6	$0.1	$72.7

Step 6:
Net Proceeds After A/P/S Claims & Estate/Liquidating Trust Expenses		6.2	6.4	16.3	1.7	13.4	28.6	0.1	72.7
+/- Recovery on Account of Intercompany Claims	N/A	3.1	(0.5)	(1.8)	0.1	(3.0)	2.3	(0.1)	0.0
- Convenience Class Claim Payout	N/A	(0.1)	(0.1)	(0.2)	-0.0	(0.2)	(0.3)	—	(0.8)
Net Distributable Assets		$9.1	$5.9	$14.3	$1.7	$10.2	$30.7	$—	$71.9
Notes:
(1) Other excluded assets include real estate , accounts receivable, life insurance proceeds, letters of credit, utility deposits, miscellaneous receipts and litigation proceeds.
(2) All other administrative claims include accrued professional fees, contract cures, 503(b)9 claims, KEIP/KERP/Severance, and non‐PBGC Admin claims.
(3) Priority claims include both tax and non‐tax priority amounts.
(4) Estate/Liquidating Trust Expenses include all non‐professional fees paid between the HHG sale and confirmation plus all fees/expenses associated with the Liquidating Trust (post‐confirmation).

i

FBN Wind Down, Inc.
Distribution Model		Table A
$$ in millions
All amounts estimates except notes *		High Recovery / Low Claim Value

Distribution Model/ Allocation Methodology / Estimated Recoveries	Allocation Method	FBI Debtors	Broyhill Debtors	Lane Debtors	AT	Thomasville Debtors	HDB Debtors	Foreign Non-Debtors	Total

Allocation Methodologies:

HHG Sales Proceeds Allocation Methodology (A):
Gross Proceeds from HHG Sale of Assets		$5.0	$31.2	$56.1	$—	$55.0	$124.6	$8.1	$280.0
Total Amounts		$5.0	$31.2	$56.1	$—	$55.0	$124.6	$8.1	$280.0
Total % used Allocation Method (A)		1.80%	11.15%	20.04%	0.00%	19.63%	44.50%	2.88%	100.00%

HHG Sales Proceeds Allocation Methodology excl FDNA (B):
Gross Proceeds from HHG Sale of Assets		$5.0	$31.2	$56.1	$—	$55.0	$124.6	$8.1	$280.0
Less: Value of Foreign Non-Debtor Affiliates		—	—	—	—	—	—	(8.1)	(8.1)
Total Amounts		$5.0	$31.2	$56.1	$0.0	$55.0	$124.6	$—	$271.9
Total % used Allocation Method (B)		1.85%	11.48%	20.64%	0.00%	20.21%	45.82%	0.00%	100.00%

Total Proceeds Allocation Methodology (C):
Gross Excluded Assets + HHG Net Sale Proceeds		$10.4	$13.6	$30.3	$2.4	$25.9	$49.9	$3.0	$135.5
Total Amounts		$10.4	$13.6	$30.3	$2.4	$25.9	$49.9	$3.0	$135.5
Total % used Allocation Method (C)		7.67%	10.01%	22.40%	1.79%	19.13%	36.81%	2.19%	100.00%

Total Proceeds Allocation Methodology excl FDNA (D):
Gross Excluded Assets + HHG Net Sale Proceeds		$10.4	$13.6	$30.3	$2.4	$25.9	$49.9	$3.0	$135.5
Less: Value of Foreign Non-Debtor Affiliates		—	—	—	—	—	—	(3.0)	(3.0)
Total Amounts		$10.4	$13.6	$30.3	$2.4	$25.9	$49.9	$—	$132.5
Total % used Allocation Method (D)		7.84%	10.23%	22.90%	1.83%	19.56%	37.63%	0.00%	100.00%

Estimated Recoveries

Net Distributable Assets (after Convenience Payout)		$9.1	$5.9	$14.3	$1.7	$10.2	$30.7	$—	$71.9

Non-Priority General Unsecured Claims:
PBGC Non-Priority GUC Claim*	N/A	296.8	296.8	296.8	296.8	296.8	296.8	—	296.8
All Non-Priority GUC Claim (excl Conv Class)	N/A	56.0	17.8	27.2	0.8	32.3	12.2	—	146.3
Total Non-Priority General Unsecured Claims:		352.8	314.5	323.9	297.6	329.1	308.9	—	443.1

Base Case Recovery % (PBGC/Non-Priority GUCs)[1]		2.6%	1.9%	4.4%	60.0%	3.1%	9.9%	N/A	16.2%

$$ Recovery to Non-Priority General Unsecured Claims:
PBGC Non-Priority Claim	N/A	7.6	5.6	13.1	1.7	9.2	29.5	—	66.7
All Non-Priority GUC Claim (eccl Conv Class)	N/A	1.4	0.3	1.2	0.0	1.0	1.2	—	5.2
Proceeds Available to Non-Priority GUCs		9.1	5.9	14.3	1.7	10.2	30.7	—	71.9

PBGC Incremental Cash Contribution	$6.0	2.3	0.7	1.1	0.0	1.3	0.5	—	6.0

$$ Recovery to Non-Priority General Unsecured Claims:
PBGC Non-Priority Claim	N/A	5.3	4.8	12.0	1.7	7.9	29.0	—	60.7
All Non-Priority GUC Claim (eccl Conv Class)	N/A	3.7	1.1	2.3	0.0	2.3	1.7	—	11.2
Proceeds Available to Non-Priority GUCs		9.1	5.9	14.3	1.7	10.2	30.7	—	71.9
Consenting Creditor Recovery % - 100% Consent[2]		6.7%	6.0%	8.5%	4.7%	7.2%	14.0%	N/A	7.6%

ii

FBN Wind Down, Inc.
Distribution Model

$$ in millions		Table B
All amounts estimates except as noted *
		Low Recovery / High Claim Value
Distribution Model/ Allocation Methodology/ Estimated Recoveries	Allocation Method	FBI Debtors	Broyhill Debtors	Lane Debtors	AT	Thomasville Debtors	HDM Debtors	Foreign Non- Debtors	Total

Step 1:
Gross Proceeds from HHG Sale of Assets	A	$5.0	$31.2	$56.1	$—	$55.0	$124.6	$8.1	$280.0

Step 2:
- Closing Adjustments	A	(0.1)	(0.8)	(1.5)	—	(1.5)	(3.3)	(0.2)	(7.4)
- DIP/Term Loan/Fees & Expenses	A	(3.1)	(18.9)	(34.1)	—	(33.4)	(75.6)	(4.9)	(170.0)
Net HHG Sale Proceeds		$1.8	$11.5	$20.5	$—	$20.1	$45.7	$3.0	$102.6

Step 3:
Net HHG Sale Proceeds		$1.8	$11.4	$20.6	$—	$20.1	$45.7	$3.0	$102.6
+ Airplane *	N/A	—	—	—	2.4	—	—	—	2.4
+ Roble Road Real Estate*	N/A	—	—	2.9	—	—	—	—	2.9
+ Excluded Assets not yet liquidated 1	N/A	7.2	1.2	3.0	—	4.6	0.8	—	16.9
Gross Excluded Assets + HHG Net Sale Proceeds		$9.1	$12.6	$26.5	$2.4	$24.7	$46.5	$3.0	$124.8

Step 4:
Secured Claims (PBGC) *	N/A	—	—	—	—	—	—	(2.2)	(2.2)

Remaining Amounts (Steps 1-4)		$9.1	$12.6	$26.5	$2.4	$24.8	$46.5	$0.8	$122.7

Step 5:
Administrative Claims:
Admin Expense Claims (PBGC) *	B	0.0	(0.1)	(0.2)	—	(0.2)	(0.5)	—	(1.1)
All Other Administrative Claims [2]	A,B,C	(4.7)	(4.6)	(9.8)	(0.4)	(8.7)	(15.3)	(0.7)	(44.3)
Total Administrative Claims		(4.7)	(4.8)	(10.0)	(0.4)	(8.9)	(15.8)	(0.7)	(45.3)

Priority Claims [3]	N/A	(0.4)	—	(0.2)	(0.1)	(0.2)	(0.3)	—	(1.2)
Secured Claims (non-PBGC)	N/A	(0.3)	(0.9)	(0.3)	—	(0.7)	—	—	(2.2)
Estate/Liquidating Trust Expenses [4]	N/A	(1.2)	(1.7)	(3.6)	(0.3)	(3.3)	(6.2)	—	(16.4)
Total A/P/S Claims *& Estate/ Liquidating Trust Expenses		$(6.6)	$(7.4)	$(14.1)	$(0.9)	$(13.1)	$(22.4)	$(0.7)	$(65.2)

Net Proceeds Ater A/P/S Claims & Estate/Liquidating Expenses		$2.5	$5.2	$12.4	$1.5	$11.6	$24.1	$0.1	$57.5

Step 6:
Net Proceeds After A/P/S Claims & Estate/ Liquidating Trust Expenses		$2.5	$5.2	$12.4	$1.5	$11.6	$24.1	$0.1	$57.4
+/- Recovery on Account of Intercompany Claims	N/A	$3.1	$(0.4)	$(1.3)	$—	$(2.6)	$1.3	$(0.1)	$—
- Convenience Class Claim Payout	N/A	$(0.1)	$(0.1)	$(0.2)	$—	$(0.2)	$(0.3)	$—	$(0.8)
Net Distributable Assets		$5.5	$4.8	$10.9	$1.5	$8.8	$25.1	$—	$56.6
Notes:
(1)     Other excluded assets include real estate , accounts receivable, life insurance proceeds, letters of credit, utility deposits, miscellaneous receipts and litigation proceeds.
(2)     All other administrative claims include accrued professional fees, contract cures, 503(b)9 claims, KEIP/KERP/Severance, and non‐PBGC Admin claims.
(3)    Priority claims include both tax and non‐tax priority amounts.
(4)    Estate/Liquidating Trust Expenses include all non‐professional fees paid between the HHG sale and confirmation plus all fees/expenses associated with the Liquidating Trust (post‐confirmation).

iii

FBN Wind Down, Inc.
Distribution Model

$$ in millions			Table B
All amounts estimates except as noted *
			Low Recovery / High Claim Value
Distribution Model/ Allocation Methodology/ Estimated Recoveries		Allocation Method	FBI Debtors	Broyhill Debtors	Lane Debtors	AT	Thomasville Debtors	HDM Debtors	Foreign Non- Debtors	Total

Allocation Methodologies:

HHG Sales Proceeds Allocation Methodology (A):
Gross Proceeds from HHG Sale of Assets			5.0	31.2	56.1	—	55.0	124.6	8.1	$280.0
Total Amounts			5.0	31.2	56.1	—	55.0	124.6	8.1	$280.0
Total % used Allocation Method (A)			1.80%	11.15%	20.04%	—%	19.63%	44.50%	2.88%	100.00%

HHG Sales Proceeds Allocation Methodology excl FDNA (B):
Gross Proceeds from HHG Sale of Assets			5.0	31.2	56.1	—	55.0	124.6	8.1	$280.0
Less: Value of Foreign Non‐Debtor Affiliates			—	—	—	—	—	—	(8.1)	(8.1)
Total Amounts			5.0	31.2	56.1	—	55.0	124.6	—	$271.9
Total % used Allocation Method (B)			1.85%	11.48%	20.64%	—%	20.21%	45.82%	—%	100.0%

Total Proceeds Allocation Methodology (C):
Gross Excluded Assets + HHG Net Sale Proceeds			$9.1	$12.6	$26.5	$2.4	$24.8	$46.5	$3.0	$124.8
Total Amounts			$9.1	$12.6	$26.5	$2.4	$24.8	$46.5	$3.0	$124.8
Total % used Allocation Method (C)			6.71%	9.30%	19.57%	1.79%	18.28%	34.32%	2.19%	100.00%
Total Proceeds Allocation Methodology excl FDNA (D):
Gross Excluded Assets + HHG Net Sale Proceeds			$9.1	$12.6	$26.5	$2.4	$24.8	$46.5	$3.0	$124.8
Less: Value of Foreign Non‐Debtor Affiliates			—	—	—	—	—	—	(3.0)	(3.0)
Total Amounts			9.1	12.6	26.5	2.4	24.8	46.5	—	121.9
Total % used Allocation Method (D)			6.86%	9.51%	20.00%	1.83%	18.69%	35.09%	—%	100.00%

Estimated Recoveries

Net Distributable Assets (after Convenience Payout)			$5.5	$4.8	$10.9	$1.5	$8.8	$25.1	$—	$56.6
Non‐Priority General Unsecured Claims:
PBGC Non‐Priority GUC Claim *		N/A	296.8	296.8	296.8	296.8	296.8	296.8	—	296.8
All Non‐Priority GUC Claim (excl Conv Class)		N/A	73.9	21.4	36.6	4.9	29.0	13.5	—	179.3
Total Non-Priority General Unsecured Claims:			370.6	318.1	333.4	301.6	325.8	310.3	—	476.1

Base Case Recovery % (PBGC/Non‐Priority GUCs)	1		1.5%	1.5%	3.3%	0.5%	2.7%	8.1%	N/A	11.9%
$$ Recovery to Non‐Priority General Unsecured Claims:
PBGC Non‐Priority GUC Claim		N/A	4.4	4.4	9.7	1.5	8.0	24.0	—	52.1
All Non‐Priority GUC Claim (excl Conv Class)		N/A	1.1	0.3	1.2	—	0.8	1.1	—	4.5
Proceeds Available to Non‐Priority GUCs			5.5	4.8	10.9	1.5	8.8	25.1	—	56.6

PBGC Incremental Cash Contribution		$6.0	2.5	0.7	1.2	0.2	1.0	0.5	—	6.0
$$ Recovery to Non‐Priority General Unsecured Claims:
PBGC Non‐Priority GUC Claim		N/A	1.9	3.7	8.5	1.4	7.0	23.6	—	46.1
All Non‐Priority GUC Claim (excl Conv Class)		N/A	3.6	1.0	2.4	0.2	1.8	1.5	—	10.5
Proceeds Available to Non‐Priority GUCs			5.5	4.8	10.9	1.5	8.8	25.1	—	56.6

Consenting Creditor Recovery % ‐ 100% Consent	2		4.8%	4.8%	6.6%	3.9%	6.0%	11.4%	N/A	5.9%
Notes:

(1)	All holders of allowed general unsecured claims that are not Consenting Creditors will receive the Base Case Recovery. (

2)	Assumes PBGC Incremental Cash Contribution

iv